                                PENSION PLAN OF
                           RHONE-POULENC RORER INC.
                             AMENDED AND RESTATED
                           EFFECTIVE JANUARY 1, 1989

                                PENSION PLAN OF
                           RHONE-POULENC RORER INC.


          WHEREAS, William H. Rorer, Inc., a Pennsylvania corporation, adopted the Pension Plan of William H. Rorer, Inc. for its employees, effective January 1, 1958, and effective January 1, 1979, sponsorship of the Pension Plan of William H. Rorer, Inc., was assigned to Rorer Group Inc., a Pennsylvania corporation, of which William H. Rorer, Inc. is a wholly-owned subsidiary; and

          WHEREAS, the Pension Plan of William H. Rorer, Inc. was renamed as the Pension Plan of Rorer Group Inc. (the "Plan"); and

          WHEREAS, effective January 1, 1984, Rorer Group Inc. amended and restated the Plan to comply with the requirements of the Employee Retirement Income Security Act of 1974 and with the Internal Revenue Code of 1954, as amended; and

          WHEREAS, effective January 1, 1992, the Pension Plan of Rorer Group Inc. was renamed as the Pension Plan of Rhone-Poulenc Rorer Inc.; and

          WHEREAS, Rhone-Poulenc Rorer Inc. desires at this time to amend and restate the Plan to incorporate the amendments necessary to comply with the Tax Reform Act of 1986, the Omnibus Budget Reconciliation Acts of 1986 and 1987 and the Technical and Miscellaneous Revenue Act of 1988 and all other subsequent applicable legislation. Except where a different effective date is provided herein, the terms of the Plan, as amended and restated, shall apply only to an Employee who terminates employment on or after January 1, 1989. The rights and benefits, if any, of other employees shall be determined in accordance with the provisions of the Plan as it existed prior to that date.

          NOW, THEREFORE, effective January 1, 1989, the Plan is continued, amended and restated as hereinafter set forth:

                                   ARTICLE I
                                   ---------
                                  DEFINITIONS
                                  -----------

          Except where otherwise clearly indicated by context, the masculine shall include the feminine, the singular shall include the plural, and vice-versa.

          1.1    "Accrued Benefit" shall mean at any time the portion of the
                  ---------------
Participant's monthly benefit earned to the date that the determination is made, calculated in accordance with Article V, based upon his Final Average Compensation and his Years of Credited Service as of that date.

          1.2    "Actuarially Equivalent" shall mean having or that which has
                  ----------------------
equal actuarial value based on the assumptions and factors described in Schedule A.

          1.3    "Actuary" shall mean the actuarial firm selected by the
                  -------
Committee which has a member who meets all applicable governmental requirements for enrollment then in effect.

          1.4    "Affiliated Company" shall mean any entity (a) which, with a
                  ------------------
Participating Company, constitutes (1) a "controlled group of corporations" within the meaning of section 414(b) of the Code, (2) a "group of trades or businesses under common control" within the meaning of section 414(c) of the Code, or (3) an "affiliated service group" within the meaning of section 414(m) of the Code or (b) which is required to be aggregated with a Participating Company pursuant to regulations under section 414(o) of the Code. An entity shall be considered an Affiliated Company only with respect to such period as the relationship described in the preceding sentence exists. When the term "Affiliated Company" is used in Section 5.7 of the Plan, sections 414(b) and (c) of the Code shall be deemed modified by application of the provisions of section 415(h) of the Code, which substitutes the phrase "more than 50 percent" for the phrase "at least 80 percent" in section 1563(a)(1) of the Code, which is then incorporated by reference in sections 414(b) and (c). With respect to a Foreign Subsidiary Employee, a Foreign Subsidiary should also be considered an Affiliated Company, but only with respect to such period during which such relationship exists.

          1.5    "Annuity Starting Date" shall mean the date as of which the
                  ---------------------
first benefit payment (whether a single sum or an annuity installment payment) is made (or the date such payment is due, if such payment is delayed) to the Participant (or to the Spouse if the Participant's death occurs prior to such date).

          1.6    "Board" shall mean the Board of Directors of the Company or any
                  -----
successor thereto.

          1.7    "Code" shall mean the Internal Revenue Code of 1986, as
                  ----
amended  and the regulations promulgated thereunder.

          1.8    "Committee" shall mean the persons who are designated by the
                  ---------
 Board to supervise the administration of the Plan, as hereinafter provided.

          1.9    "Company" shall mean Rhone-Poulenc Rorer Inc.
                  -------

          1.10   "Compensation" shall mean the actual base compensation paid to
                  ------------
a Participant by either a Participating Company or an Affiliated Company, or both. Compensation shall include any amount which is contributed by a Participating Company or by an Affiliated Company to a plan pursuant to a salary reduction agreement and which is not includible in the gross income of the Participant under Sections 125 or 402(e)(3) of the Code.

          1.11   "Covered Compensation" shall mean the thirty-five year average
                  --------------------
of the Social Security maximum taxable wage bases (rounded according to the tables provided in Rev. Rul. 93-20) in effect as of the last day of the calendar year in which a Participant attains his Social Security Retirement Age, as that term is defined in Section 5.8 hereof. In determining a Participant's Covered Compensation for a Plan Year, the taxable wage base for the Plan Year of reference and any subsequent Plan Year shall be assumed to be the same as the taxable wage base in effect as of the beginning of the Plan Year of reference.
A Participant's Covered Compensation for any Plan Year commencing after the 35-year period described above is the Participant's Covered Compensation for the Plan Year during which the Participant attained his Social Security Retirement Age. A Participant's Covered Compensation for a Plan Year commencing prior to the 35-year period described above is the taxable wage base in effect as of the beginning of such Plan Year. For purposes of this Section, "taxable wage base" means the contribution and benefit base under section 230 of the Social Security Act (42 U.S.C. (S)430).

          1.12   "Disability Retirement Date" shall mean the first day of the
                  --------------------------
calendar month coincident with or next following the day on which a Participant
(a) is determined by the Committee to have suffered a Total Disability which has continued for a period of five months, (b) ceases to be employed by the Participating Company and all Affiliated Companies on account of such Total Disability and (c) has been credited with 5 or more Years of Service.

          1.13   "Earliest Retirement Age" shall mean, for purposes of Section
                  -----------------------
1.31, the earlier of (a) the date on which the Participant is entitled to a distribution under the Plan or (b) the later of (i) the date the Participant attains age 55, or (ii) the earliest date on which, under the Plan, the Participant could elect to receive benefits if the Participant incurred a Termination Date.

          1.14   "Early Retirement Date" shall mean the first day of the
                  ---------------------
calendar month coincident with or next following the day on which a Participant
(a) attains age 55, (b) is credited with 5 Years of Service and (c) ceases to be employed by a Participating Company and all Affiliated Companies.

          1.15   "Effective Date" shall mean January 1, 1989, the effective date
                  --------------
of this amended and restated Plan. The Prior Plan was originally effective on January 1, 1958.

          1.16   "Employee" shall mean any employee and of a Participating
                  --------
Company (including a Foreign Subsidiary ) in the United States who is not covered by a collective bargaining agreement, unless the same provides for participation hereunder. The term "Employee" shall not include a leased employee within the meaning of Sections 414(n) and 414(o) of the Code. "Foreign Subsidiary Employee" shall mean a
                                 ---------------------------
citizen of the United States who is employed by a Foreign Subsidiary and who is designated as a Foreign Subsidiary Employee by the Committee as shown in the attached List A.

          1.17   "ERISA" shall mean the Employee Retirement Income Security Act
                  -----
 of 1974, as amended and the regulations promulgated thereunder.

          1.18   "Final Average Compensation" shall mean the average of a
                  --------------------------
Participant's Compensation for the 60 consecutive full calendar months in the final 120 (or fewer) months of employment in an eligible classification with a Participating Company which yields the highest average. Non-consecutive periods of employment shall be aggregated for purposes of determining Final Average Compensation if there have been intervening breaks in service or periods for which no Years of Service credit were given. In excluding any intervening breaks in service or periods, the Plan shall comply with Treasury Regulation
(S)1.401(a)(4)-3(e). If an Employee does not have 60 consecutive months of employment in an eligible classification with a Participating Company, his Final Average Compensation shall be the annual amount determined by dividing his Compensation during his period of Years of Credited Service by the number of years and fractional years thereof, based on completed months. For purposes of determining Final Average Compensation, remuneration that was paid in any currency other than U.S. dollars will be converted to U.S. dollars on a monthly basis.

          Notwithstanding the above, annual Compensation taken into account in determining Final Average Compensation shall not exceed $200,000 ($150,000, effective January 1, 1994), or such other amount as may be applicable under Code section 401(a)(17) (the "Section 401(a)(17) Compensation Limit"). Except as provided below, the Section 401(a)(17) Compensation Limit in effect for a calendar year applies to any period, not exceeding 12 months, over which Compensation is determined ("determination period") and which begins in such calendar year. Compensation for any determination period beginning prior to 1989 that is taken into account in determining a Participant's Final Average Compensation as of a date on or after January 1, 1989 but prior to January 1, 1994 is subject to the Section 401(a)(17) Compensation Limit in effect for 1989. Compensation for any determination period beginning prior to January 1, 1994 that is taken into account in determining a Participant's Final Average Compensation as of a date on or after January 1, 1994 is subject to the Section 401(a)(17) Compensation Limit in effect for 1994.

          If a determination period consists of fewer than 12 months, the
Section 401(a)(17) Compensation Limit will be multiplied by a fraction, the numerator of which is the number of months in the determination period, and the denominator of which is 12. In determining Compensation for purposes of applying the Section 401(a)(17) Compensation Limit, the rules of section 414(q)(6) of the Code shall apply, except that "family members" shall include only the Spouse of the Employee and any lineal descendants who have not attained age 19 before the end of the determination period. If, as a result of the application of the rules of Code section 414(q)(6), the limitation is exceeded, then the limitation shall be prorated among the family members in proportion to each such family member's Compensation as determined prior to the application of this limitation.

          1.19   "415 Compensation" shall mean a Participant's remuneration
                  ----------------
including wages, salaries, fees for professional services and other amounts received for personal services actually rendered in the course of employment with a Participating Company or an Affiliated Company to the extent that such amounts are includible in gross income, including overtime, bonuses, premium time, etc., but excluding the following:

          (a) contributions to a deferred compensation plan which, without regard to Section 415 of the Code, are not includable in the Participant's gross income for the taxable year in which contributed;

          (b) contributions made on behalf of a Participant to a simplified employee pension described in section 408(k) of the Code;

          (c) distributions from a deferred compensation plan (regardless of whether such amounts are includible in gross income);

          (d) amounts realized from the exercise of a non-qualified stock option, or when restricted stock (or property) held by a Participant either becomes freely transferable or is no longer subject to a substantial risk of forfeiture;

          (e) amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option; and

          (f) other amounts which receive special tax benefits, such as premiums for group term life insurance (to the extent excludable from gross income).

              For purposes of the definition of "Key Employee" in Section 12.2, 415 Compensation shall include elective contributions that are excluded from gross income under section 125, 402(e)(3), 402(h) or 403(b) of the Code.

          1.20   "Fund" shall mean the fund established for this Plan,
                  ----
administered under the Trust Agreement, out of which benefits payable under this Plan shall be paid.

          1.21   "Highly Compensated Employee" shall mean as follows:
                  ---------------------------

                 (a) The term "Highly Compensated Employee" generally means an Employee who performs services for a Participating Company or an Affiliated Company during the current

Plan Year and in the immediately preceding Plan Year and who during such current Plan Year or the immediately preceding Plan Year:

                     (1) was at any time a 5% owner, as defined in section 416
(i) of the Code;

                     (2) received 415 Compensation from the Participating Company or an Affiliated Company in excess of $75,000, as adjusted by the Secretary of the Treasury in accordance with section 415(d) of the Code;

                     (3) received annual Compensation from the Participating Company or an Affiliated Company in excess of $50,000, as adjusted by the Secretary of the Treasury in accordance with section 415(d) of the Code, and was in the top-paid group of Employees for such Plan Year; or

                     (4) was at any time an officer and received annual Compensation from the Participating Company or an Affiliated Company greater than 50% of the amount in effect under section 415(b)(1)(A) of the Code.

                 (b) Highly Compensated Employees also include any Employee who is performing services for the Participating Company or an Affiliated Company during the current Plan Year and in the current Plan Year is a 5% owner or is described in paragraph (2), (3) or (4) of subsection (a) hereof and is a member of the group consisting of the 100 Employees paid the greatest Compensation during the current Plan Year.

                 (c) An Employee is in the top-paid group of Employees for any Plan Year if such Employee is in the group consisting of the top 20% of the Employees when ranked on the basis of Compensation for such Plan Year. For purposes of determining the number of Employees in the top-paid group, Employees described in section 414(q)(8) of the Code shall be excluded to the extent (A) permitted under section 414(q)(8) of the Code and regulations thereunder and (B) elected by the Committee.

                 (d) For purposes of paragraph (4) of subsection (a) hereof, no more than 50 Employees (or, if lesser, the greater of 3 Employees or 10% of all Employees, excluding Employees described in section 414(q)(8) of the Code) shall be treated as officers, and if for any Plan Year no officer is described in such paragraph, the highest paid officer for such Plan Year shall be treated as described in such paragraph.

                 (e) If any person is a member of the family of a 5% owner who is an Employee or former Employee or of a Highly Compensated Employee in the group consisting of the 10 Highly Compensated Employees with the greatest Compensation for the current Plan Year or the immediately preceding Plan Year, such person shall not be considered a separate Employee. The term "family" shall mean, with respect to any Employee or former Employee, such Employee's spouse and lineal ascendants or descendants and the spouses of such lineal ascendants or descendants.

                 (f) A former Employee shall be treated as a Highly Compensated Employee, if such Employee was a Highly Compensated Employee while an active Employee in either the Plan Year in which such Employee separated from service or in any Plan Year ending on or after his 55th birthday.

          1.22   "Hour of Service" shall mean an hour for which:
                  ---------------
                 (a) an Employee is directly or indirectly paid or entitled to payment by a Participating Company or an Affiliated Company for the performance of employment duties;

                 (b) back pay, irrespective of mitigation of damages, is ether awarded or agreed to;

                 (c) an Employee is directly or indirectly paid or entitled to payment by a Participating Company or an Affiliated Company on account of a period of time during which no duties are performed due to vacation, holiday, illness, incapacity (including disability), jury duty, lay-off, leave of absence, or military duty;

                 (d) an Employee is on Total Disability; and

                 (e) each hour that constitutes part of the Employee's customary work week during any period of absence in the armed forces of the United States, provided that (1) such absence is with the approval of the Participating Company or pursuant to a national conscription law, (2) the Employee receives an honorable discharge, and (3) the Employee returns to employment with the Participating Company within 90 days after his release from active service or any longer period during which his right to reemployment is protected by law.

          There shall be excluded from the foregoing those periods during which payments are made or due under a plan maintained solely for the purpose of complying with applicable workers' compensation, unemployment compensation or disability insurance laws. No more than 501 Hours of Service shall be credited under Subsection (c) on account of any single continuous period during which no duties are performed except to the extent otherwise provided in this Plan. An Hour of Service shall not be credited where an Employee is being reimbursed solely for medical or medically related expenses.

          No Hours of Service shall be credited twice. Hours of Service shall be credited in accordance with the rules set forth in Department of Labor Reg.
(S)2530.200b-2(b) and (c).

          Notwithstanding the foregoing, the Committee may, in accordance with uniform rules non-discriminatorily applied, elect to credit Hours of Service using one or more of the following equivalencies:


Basis Upon Which Records                    Credit Granted to Individual
     Are Maintained                                   For Period
- ------------------------                    ----------------------------
shift                                       actual hours for full shift
day                                         10 Hours of Service
week                                        45 Hours of Service
semi-monthly period                         95 Hours of Service
month                                       190 Hours of Service

          1.23   "Late Retirement Date" shall mean the first day of the calendar
                  --------------------
month coincident with or next following the day on which a Participant's employment with a Participating Company and all Affiliated Companies has ceased after the Participant's Normal Retirement Date.

          1.24   "Normal Retirement Date" shall mean the first day of the
                  ----------------------
calendar month coincident with or next following the latter of the Participant's attainment of age 65 or the fifth anniversary of his participation in the Plan.

          1.25   "Participant" shall mean an Employee entitled to participate in
                  -----------
this Plan, a former Employee receiving benefits under the Plan or the Prior Plan, a former Employee who has been transferred out of Employee status and who continues to be employed by a Participating Company or an Affiliated Company and a former Employee whose employment with a Participating Company and all Affiliated Companies has ceased with vested rights under the Plan.

          1.26   "Participating Company" shall mean the Company and each other
                 ----------------------
Domestic or Foreign Subsidiary which is designated by the Board to adopt this Plan.

          1.27   "Plan" shall mean the Pension Plan of Rhone-Poulenc Rorer Inc.,
                  ----
as set forth herein (including any Schedules and Exhibits) and as hereafter amended from time to time.

          1.28   "Plan Year" shall mean a twelve month period which shall
                  ---------
 commence each January 1 and end on the next following December 31.

          1.29   "Predecessor Company" shall mean each corporation that is a
                  -------------------
predecessor in interest to the Participating Company whether due to merger, consolidation, asset acquisition or stock acquisition.

          1.30   "Prior Plan" shall mean the Pension Plan of Rorer Group Inc.,
                 ----------
as maintained by the Participating Company immediately prior to the Effective Date.

          1.31   "Qualified Domestic Relations Order" shall mean a judgment,
                  ----------------------------------
decree or order (including approval of a property settlement agreement) made pursuant to a state domestic relations law (including a community property law) which:

          (a) relates to the provision of child support, alimony payments or marital property rights to a Spouse, former spouse, child or other dependent of a Participant (the "Alternate Payee");

          (b) creates or recognizes the existence of the Alternate Payee's right to, or assigns to the Alternate Payee the right to, receive all or a portion of the benefits payable to a Participant under this Plan;

          (c) specifies (i) the name and last known mailing address (if any) of the Participant and each Alternate Payee covered by the order, (ii) the amount or percentage of the Participant's Plan benefits to be paid to the Alternate Payee, or the manner in which such amount or percentage is to be determined, and
(iii) the number of payments or the period to which the order applies and each plan to which the order relates; and

          (d) does not require the Plan to (i) provide any type or form of benefit, or any option not otherwise provided under the Plan, (ii) provide increased benefits, or (iii) pay benefits to the Alternate Payee that are required to be paid to another Alternate Payee under a prior Qualified Domestic Relations Order. Notwithstanding the foregoing, a Qualified Domestic Relations Order may provide that a distribution commence on or after the date on which the Participant attains, or would have attained his Earliest Retirement Age regardless of whether the Participant has incurred a Termination Date, if the Order directs (i) that the payment of the benefits be determined as if the Participant had retired on the date on which payment is to begin under such Order, taking into account only those amounts standing to the Participant's credit on such date and (ii) that the payment be made in a form in which such benefits may be paid under the Plan to the Participant other than in the form of a joint and survivor annuity with respect to the Alternate Payee and his subsequent spouse.

          1.32   "Required Distribution Date" shall mean the April 1 of the
                  --------------------------
calendar year following the later of (a) the Plan Year in which the Participant attains age 70 1/2; or (b) in the case of a Participant who attained age 70 1/2 before January 1, 1988, and who is not a five-percent owner (as defined in section 416 of the Code) at any time during the five Plan Year period ending in the Plan Year in which the Participant attains age 70 1/2, the calendar year in which the Participant retires. If a Participant described in clause (b) becomes a 5% owner at any time after such 5-Plan-Year period, his Required Distribution Date shall be April 1 of the calendar year following the calendar year in which the Plan Year in which he becomes a 5% owner ends. Notwithstanding the foregoing, in the case of a Participant who attained age 70-1/2 on or after January 1, 1988, but before January 1, 1989, is not a 5% owner, and has not had a Separation from Service before January 1, 1989, Required Distribution Date shall mean April 1, 1990.

          1.33   "Spouse" shall mean the person to whom a Participant is
                  ------
 married on the applicable date.

          1.34   "Subsidiary" shall mean any corporation at least eighty percent
                  ----------
(80%) of the outstanding voting stock of which is owned directly or indirectly by Rhone-Poulenc Rorer Inc. "Domestic Subsidiary" shall mean any Subsidiary
                              -------------------
that is incorporated under the laws of any state or possession of the United States or the District of Columbia. "Foreign Subsidiary" shall mean a foreign
                                      ------------------
business organization for which the Company has contracted to provide coverage under Title II of the Social Security Act for services performed by such organization's employees who are citizens of the United States and which has been designated a Foreign Subsidiary by the Committee.

          1.35   "Termination Date" shall mean the earlier of the dates on which
                  ----------------
an Employee dies or his employment terminates for any reason.

          1.36   "Total Disability" shall mean a Participant's suffering a
                  ----------------
disability of a nature which enables the Participant to qualify for and to receive disability benefits under the Federal Social Security Act.

          1.37   "Trust Agreement" shall mean the agreement and declaration of
                  ---------------
 trust executed under this Plan.

          1.38    "Trustee" shall mean the corporate trustee or one or more
                   -------
 individuals collectively appointed and acting under the Trust Agreement.

          1.39   "Years of Credited Service" shall mean the number of full and
                  -------------------------
partial Plan Years counted with respect to determining an Employee's Accrued Benefit under the Plan, as further described in Article III.

          1.40   "Years of Service" shall mean the number of Plan Years counted
                  ----------------
with respect to determining an Employee's vested status under the Plan, as further described in Article III. With respect to an Employee's eligibility to participate in the Plan pursuant to Section 2.3, a Year of Service shall mean the twelve-month period commencing on the Employee's employment commencement date and, commencing with the Plan Year in which that initial twelve-month period ends, each and every full Plan Year. Years of Service shall include all Plan Years during which an Employee is employed by an Affiliated Company after the entity becomes an Affiliated Company.

                                  ARTICLE II
                                  ----------
                   TRANSITION AND ELIGIBILITY TO PARTICIPATE
                   -----------------------------------------


          2.1  Rights Affected.  Each former Employee who has retired or has
               ---------------
terminated service in an eligible classification before the Effective Date shall receive no additional rights as a result of this amended and restated Plan, but shall have his rights and benefits determined solely under the Prior Plan as in effect before the Effective Date. Any former Employee who has terminated employment in an eligible classification and who is reemployed as an Employee after the Effective Date shall have the rights and benefits provided hereunder.

          2.2  Preservation of Prior Plan Benefit.  Subject to the maximum
               ----------------------------------
benefit limitations, in no event shall the Accrued Benefit of a Participant who was a participant in the Prior Plan be less than the accrued benefit of such Participant under the Prior Plan immediately before the Effective Date.

          2.3  Eligibility to Participate.
               --------------------------
               (a) Each person who was a "participant" in the Prior Plan, as that term is defined in the Prior Plan, immediately prior to the Effective Date and who is in the employ of a Participating Company on the Effective Date shall be a Participant hereunder as of such date. Each other Employee shall become a Participant on the January 1st or July 1st coincident with or next following the date on which he completes one Year of Service.

               (b) A Participant whose employment is terminated and who is later reemployed by a Participating Company shall resume his participation in the Plan on the January 1st or July 1st coincident with or next following the date of his reemployment, retroactive to the date of his reemployment.

                                  ARTICLE III
                                  -----------
                         SERVICE AND CREDITED SERVICE
                         ----------------------------

          3.1  Service for Eligibility for Benefits and Vesting.  An Employee
               ------------------------------------------------
shall accrue a Year of Service for each Plan Year during which he is credited with 1,000 or more Hours of Service. For purposes of this Section 3.1, an Employee's Year of Service shall include his Hours of Service (i) while a "leased employee" as defined in section 414(n) or 414(o) of the Code with a Participating Company or an Affiliated Company, and (ii) while an employee covered by the terms of a collective bargaining agreement that does not provide for participation in this Plan.

          3.2  Credited Service for Benefit Accrual.  Except as provided in this
               ------------------------------------
Article, a Participant shall accrue a Year of Credited Service for each Plan Year in which he completes the number of his regularly scheduled, weekly Hours of Service (not to exceed 40), multiplied by 52, in an Employee status. For purposes of this Section 3.2 and Section 3.3, a Participant shall accrue Years of Credited Service only while in an eligible classification with the Participating Company (including periods in which he would have been a Participant but for the eligibility waiting period under Article II) to the earliest of (a) transfer to an ineligible classification with the Participating Company, (b) transfer to an Affiliated Company which has not adopted this Plan or (c) termination of employment with the Participating

Company and all Affiliated Companies for any other reason except for Total Disability.

          3.3  Partial Years of Credited Service.
               ---------------------------------

               (a) A Participant who does not complete at least the number of his regularly scheduled, weekly Hours of Service (not to exceed 40), multiplied by 52, in his initial Plan Year of employment with a Participating Company shall accrue one-twelfth (1/12th) of a Year of Credited Service for each calendar month in such Plan Year during which he is credited with an Hour of Service. However, if the Participant is not hired on the first day of a calendar month, the first calendar month to be considered hereunder shall be the month next following the Participant's date of hire.

               (b) Except as provided for in subsection (c) below, a Participant who does not complete at least the number of his regularly scheduled, weekly Hours of Service (not to exceed 40), multiplied by 52, in any of his subsequent Plan Year of employment with a Participating Company shall accrue one full Year of Credited Service if he completes at least 1,000 Hours of Service during that Plan Year.

               (c) A Participant who does not complete at least the number of his regularly scheduled, weekly Hours of Service (not to exceed 40), multiplied by 52, in his final Plan Year of employment with a Participating Company shall accrue one-twelfth (1/12th) of a Year of Credited Service for each calendar month in such Plan Year during which he is credited with an Hour of Service.

          3.4  Special Rules
               -------------
               (a) For purposes of Sections 3.1 and 3.2 above, service with a Predecessor Company shall be credited only upon the approval of the Committee, unless such service is required to be credited for such purposes in accordance with section 414(a) of the Code.

               (b) For the purpose of Section 3.2, an Employee shall receive credit for service during the five-month waiting period in which no disability retirement benefits are paid, if he thereafter is determined to suffer a Total Disability.

          3.5  Breaks in Service.
               -----------------
               (a) Any Plan Year in which an Employee is not credited with more than 500 Hours of Service shall constitute a one-year break in service; provided, however, that if an Employee is absent for the following reasons, he shall be credited with an Hour of Service, for purposes of this Section only, for each Hour of Service he would have received if he had continued in the active employ of the Participating Company during the following periods of absence:

               (1) layoff for a period not in excess of six months; provided that the Participant returns to work promptly on receipt of notice to do so;

               (2) illness or accident for a period not in excess of one year; provided that the Participant returns to work as soon as he is physically able;

               (3) military service such that his reemployment is protected by law; or

               (4) leave of absence granted in accordance with established leave of absence policies.

          (b) Service credited under this Section shall not be credited for any other purpose under the Plan unless such services are comprised of Hours of Service.

          (c) If a Participant is absent from work by reason of pregnancy, childbirth or adoption, or for purposes of the care of such Participant's child immediately after birth or adoption, such Participant shall be credited solely for purposes of this Section with sufficient Hours of Service to avoid a break in service in the Plan Year in which the absence commences or, if the Participant already has more than 500 Hours of Service in such Plan Year, the immediately following Plan Year. Hours of Service during such absence shall be credited in an amount equal to the Hours of Service the Participant would have had but for such absence or, if such hours cannot be determined, at the rate of eight hours per normal workday. The total number of hours treated as Hours of Service under this Section shall not exceed 501. In order to receive credit for Hours of Service under this Section, a Participant must provide to the Committee, in the form and manner prescribed by the Committee, information establishing

(a) that the absence from work is for reasons set forth in this paragraph and
(b) the number of days for which there was an absence. Nothing in this Section shall be construed as expanding or amending any maternity or paternity leave policy of a Participating Company.

          3.6  Restoration of Service.
               ----------------------
               (a) A Participant who has a vested interest under Section 6.1 and who incurs a break in service shall have his pre-break and post-break service with the Participating Company and Affiliated Companies aggregated for purposes of Sections 3.1 and 3.2 on his reemployment by the Participating Company or an Affiliated Company.

               (b) A Participant who does not have a vested interest under
Section 6.1 and who incurs a break in service shall have his pre-break and post-break service with the Participating Company and Affiliated Companies aggregated for purposes of Sections 3.1 and 3.2 on his reemployment unless the period of consecutive breaks in service exceeds the greater of (1) the number of Years of Service prior to his break in service, or (2) five consecutive one year breaks in service. If the consecutive breaks in service exceed the greater of (1) his Years of Service before the break or (2) five, he shall receive no credit for his pre-break service for purposes of Sections 3.1 and 3.2.

                                   ARTICLE IV
                                   ----------
                            ELIGIBILITY FOR BENEFITS
                            ------------------------

          4.1  Normal Retirement.  A Participant shall be eligible for normal
               -----------------
retirement benefits on his Normal Retirement Date. A Participant shall be fully vested in his Accrued Benefit upon attaining his Normal Retirement Date.

          4.2  Late Retirement.  If a Participant continues his employment with
               ---------------
the Participating Company or an Affiliated Company beyond his Normal Retirement Date, he shall be eligible for late retirement benefits on his Late Retirement Date, except as set forth in Section 7.1(a).

          4.3  Early Retirement.  A Participant shall be eligible for early
               ----------------
retirement benefits as of his Early Retirement Date.

          4.4  Disability Retirement.
               ---------------------

               (a) A Participant who suffers from Total Disability shall be eligible for disability retirement benefits. Such retirement benefits shall commence on the date specified in Article V.

               (b) The Committee may direct that any former Employee receiving Total Disability benefits shall be reexamined without expense to him from time to time prior to his Normal Retirement Date, but not more than twice in any Plan Year, to determine if Total Disability continues to exist. Hours of Service credited on account of Total Disability hereunder shall cease being credited at any time that the former Employee ceases to be disabled, prior to his Normal Retirement Date, under this Section. Failure to submit to such reexamination shall be cause for termination of crediting of Hours of Service on account of Total Disability hereunder.

               (c) In the event of the Participant's recovery from his Total Disability before his Normal Retirement Date, the Participant shall be entitled to an Actuarially Equivalent deferred vested benefit payable in accordance with the provisions of Article VII.

          4.5  Furnishing Data.  Each Employee and beneficiary shall furnish
               ---------------
such information as the Committee may consider necessary for the determination of the Employee's rights and benefits under the Plan and shall otherwise cooperate fully with the Committee in the administration of the Plan. Benefit commencement shall be deferred until all of such information is provided.

                                   ARTICLE V
                                   ---------
                            CALCULATION OF BENEFITS
                            -----------------------

          5.1  Normal Retirement.
               -----------------
               (a) A Participant who is eligible for normal retirement benefits shall receive a pension of Actuarially Equivalent value equal to a single life annuity at his Normal Retirement Date, payable monthly in an annual amount determined in accordance with the provisions of subsection (b) hereof.

               (b) A Participant's accrued benefit payable at his Normal Retirement Date shall be an annual amount equal to the sum of (i), (ii), and
(iii) below:

                   (i) 1.25% of Final Average Compensation multiplied by Years and partial Years of Credited Service, to a maximum of 30 Years of Credited Service,

                   (ii) 0.55% of Final Average Compensation in excess of Covered Compensation as of the date of reference multiplied by Years and partial Years of Credited Service, to a maximum of 30 Years of Credited Service,

                   (iii) 0.50% of Final Average Compensation multiplied by Years and partial Years of Credited Service in excess of 30.

               (c) Alternative Normal Retirement Benefit.

                   (i) As a result of the imposition of the $200,000 cap on compensation under section 401(a)(17) of the Code effective January 1, 1989 pursuant to Section 1.18 hereof, the

Accrued Benefit of a Section 401(a)(17) Employee determined as of any date on or after January 1, 1989 and prior to January 1, 1994 shall be the larger of the amount calculated in (b) above or the sum of:

                   (1) his Accrued Benefit determined as of December 31, 1988 under the provisions of the Prior Plan as in effect through December 31, 1988; plus

                   (2) the Participant's Accrued Benefit determined under (b) above of this section based on the Participant's Years of Credited Service earned on and after January 1, 1989 and before January 1, 1994;

                   (ii) As a result of the reduction of the $200,000 cap on compensation under Section 401(a)(17) of the Code to $150,000 effective January 1, 1994 pursuant to Section 1.18, the Accrued Benefit of a Section 401(a)(17) Employee determined as of any date on or after January 1, 1994 shall be the larger of the amount calculated pursuant to (b) above or the sum of:

                   (1) his Accrued Benefit under (b) above as of December 31, 1993 or, to the extent applicable, his Accrued Benefit under (c) as of December 31, 1993, if greater, determined in each case under the provisions of the Plan as in effect through December 31, 1993; plus

                   (2) the Participant's Accrued Benefit determined under (b) above based on the Participant's Years of Credited Service earned on and after January 1, 1994.

                   (iii) For purposes of Section 5.1(c)(i), a 'Section 401(a)
(17) Employee' means an Employee who completes an Hour of Service on or after January 1, 1989 and whose Accrued Benefit as of a date on or after January 1, 1989 and prior to January 1, 1994 is based on annual Compensation for a determination period (as defined in Section 1.18) beginning prior to January 1, 1989 that exceeds $200,000. For purposes of Section 5.1(c)(ii), a 'Section 401(a)(17) Employee' means an Employee who completes an Hour of Service on or after January 1, 1994 and whose Accrued Benefit as of a date on or after January 1, 1994 is based on annual Compensation for a determination period (as defined in Section 1.18) beginning prior to January 1, 1994 that exceeds $150,000.

                   (d) If a Participant is entitled to receive, or upon application would be entitled to receive, or has received, any retirement or similar benefit from any other retirement plan to which the Company or any Affiliated Company contributed, then notwithstanding other provisions of this
Article V, the benefit to which the Participant shall be entitled hereunder shall be reduced by the value of any pension or other benefit payable (or, where appropriate, the present value of any pension or other benefit payable in the future) under such other retirement plan based on the same period of employment and/or earnings for which retirement income is credited under this Plan, which value is converted, where appropriate, to a single life annuity, based upon the Actuarial Equivalence under this Plan.

          5.2  Overall Permitted Disparity Limits.  Notwithstanding any
               ----------------------------------
provision in the Plan to the contrary, the overall permitted disparity limits set forth in Treas. Reg. (S)1.401(l)-5 shall not be exceeded with respect to any Participant when all qualified plans of the Company and all Affiliated Companies are taken into account. For purposes of applying the overall permitted disparity limits:

                (a) the annual permitted disparity limit shall be satisfied without reducing the disparity provided under this Plan; and

                (b) the Accrued Benefit of a Participant who reaches his cumulative permitted disparity limit described in Treas. Reg. (S)1.401(l)-5(c) prior to accruing a total of 30 Years of Credited Service shall equal the sum of
(1), (2) and (3), where (1), (2) and (3) equal:

                    (1) 1.25% of Final Average Compensation plus 0.55% of the Participant's Final Average Compensation in excess of Covered Compensation, multiplied by Years and partial Years of Credited Service earned prior to the date the Participant reaches the cumulative permitted disparity limit;

                    (2) 1.67% of the Participant's Final Average Compensation, multiplied by Years and partial Years of Credited Service earned after the date the Participant reaches the cumulative permitted disparity limit, provided that the Years and partial Years of Credited Service taken into account under this paragraph (b)(2) when added to the Years and partial Years of Credited Service taken into account under paragraph (b)(1) do not exceed a total of 30 years; and

                    (3) 0.50% of the Participant's Final Average Compensation, multiplied by Years and partial Years of Credited Service in excess of 30 years.

          5.3  Late Retirement.  A Participant who is eligible for late
               ---------------
retirement benefits shall receive an annual pension, payable monthly, calculated under Section 5.1 as of his Late Retirement Date.

          5.4  Early Retirement.  A Participant who is eligible for early
               ----------------
 retirement benefits shall receive either of the following:

               (a) A reduced annual pension, payable monthly, equal to his Accrued Benefit as of his Early Retirement Date. Such reduction is one-one hundred eightieth (1/180) for each of the first 60 full calendar months and one-three hundred sixtieth (1/360) for each of the next 60 full calendar months by which the commencement of his benefit precedes his Normal Retirement Date.

               (b) A deferred, unreduced annual pension, payable monthly, equal to his Accrued Benefit as of his Early Retirement Date, with payment commencing at his Normal Retirement Date.

          A Participant retiring on his Early Retirement Date may elect in writing, no earlier than 90 days prior to his Annuity Starting Date and in no event earlier than the date he receives the explanation described in Section 7.6(4), to receive, in lieu of the benefit starting as of his Normal Retirement Date, a benefit determined as described in paragraph (a) above starting as of the first day of any month next following his Early Retirement Date and prior to his Normal Retirement Date. Under no circumstances may a Participant receive a benefit under this section prior to his election.

          5.5  Disability Retirement.  A Participant who is eligible for
               ---------------------
disability benefits shall receive an annual pension, payable monthly, commencing on his Normal Retirement Date. Such Participant will continue to accrue Years of Credited Service from his Disability Retirement Date as long as he receives long-term disability benefits under the Company's Long Term Disability Plan.
For purposes of this Article, the Compensation of such Participant will be deemed to remain at the rate in effect at his Disability Retirement Date. Such Participant's benefit shall be his Accrued Benefit as of the earlier of his Normal Retirement Date or cessation of Total Disability. In the event of the Participant's death prior to the commencement of benefits under this Section, survivor's benefits shall be paid only in accordance with the other provisions of the Plan.

          5.6  Transfers.  An Employee who is eligible for benefits under
               ----------
Article IV and who has been transferred to or from an eligible classification with the Participating Company or an Affiliated Company shall have his benefit computation based upon his Final Average Compensation and the benefit formula in effect under Section 5.1 on his Termination Date with the Participating

Company or an Affiliated Company. If the Participant is entitled to receive, or upon application would be entitled to receive, or has received, any benefit from a qualified retirement plan that is presently or was previously maintained or contributed to by any Affiliated Company, the Participant's Accrued Benefit hereunder shall be offset in accordance with Section 5.1(d).

          5.7  Post-Retirement Death Benefit.  In the event of the death of a
               -----------------------------
Participant after his Annuity Starting Date and the date of his election of a form of benefit under Article VII, his beneficiary shall be entitled to receive any amount which may be payable under the form of benefit in effect.

          5.8  Maximum Benefit.
               ---------------

               (a) General Limitation.  Except as provided to the contrary in
                   ------------------
subsections (b) through (g) of this Section, the annual retirement benefit attributable to Company contributions payable to any Participant shall not exceed the lesser of (1) $90,000 (as adjusted pursuant to section 415(d) of the Code) in the form of the normal form of benefit as provided for in Section 7.3 of the Plan, or if in a form other than the normal form, the reduced Actuarial Equivalent of a $90,000 (as adjusted) per annum annuity in the normal form as provided in Section 7.3 hereof, or (2) 100% of the Participant's average 415 Compensation for his high 3 years, where "high 3 years" refers to the period of 3 consecutive calendar years yielding the highest such average during which the person was an active Participant in the Plan. The $90,000 (as adjusted) limitation referred to herein shall be increased using an interest rate assumption equal to the lesser of 5% or the rate specified in the Plan for benefits commencing after Social Security Retirement Age. In the event that the Participant's benefits become payable before the Social Security Retirement Age, the $90,000 (as adjusted) limitation shall be decreased to provide the Actuarial Equivalent of an annual benefit equal to such limitation commencing at the age at which benefit payments begin in accordance with section 415(b)(2)(C) of the Code. For purposes of this decrease, the reduction is the same as the reduction in Social Security benefits for benefits that begin to be paid on or after age 62, and the interest rate assumption used in reducing the benefit for years prior to age 62 shall be the greater of 5% or the rate specified in the Plan.

          For purposes of this Section, "Social Security Retirement Age" shall mean (a) for any person born before January 1, 1938, age 65, (b) for any person born after December 31, 1937, but before January 1, 1955, age 66, and (c) for any person born after December 31, 1954, age 67.

               (b) Exceptions to the General Limitation.  No benefit shall be
                   ------------------------------------
deemed in violation of the limitation expressed in Section 5.7(a) if the amount of the benefit does not exceed $10,000 for the current Plan Year or any prior Plan Year, and the Participating Company has not at any time maintained a defined contribution plan in which the Participant participated.

               (c) Short Service Limitation.  In the case of a Participant who
                   ------------------------
has less than 10 years of active participation in the Plan, the limitation set forth in Section 5.7(a)(1) shall be reduced by multiplying it by a fraction, the numerator of which is the number of a Participant's years of participation (or parts thereof), and the denominator of which is 10. Unless otherwise provided by the Participating Company, the limitation described in the preceding sentence shall be applied separately with respect to each change in the benefit structure of any qualified defined benefit plan maintained by a Participating Company or an Affiliated Company adopted after May 16, 1989 and before August 3, 1992. In the case of a Participant who has less than 10 Years of Service, the limitations set forth in Sections 5.7(a)(2) and 5.7(b) shall be reduced by multiplying them by a fraction, the numerator of which is the number of the Participant's Years of Service (or parts thereof) and the denominator of which is 10.

               (d) Combined Plans and Affiliated Companies Limitations.  If the
                   ---------------------------------------------------
Participant is a participant in any other qualified defined benefit pension plan sponsored by a Participating Company or an Affiliated Company, the Participant's pension benefit under such other plan shall be aggregated with his projected benefit under the Plan, and the benefit under the Plan and such other plan shall be reduced proportionally, to the extent necessary, so that the aggregate of such benefits does not exceed the limitations set forth in this Section. If the Participant is a participant in one or more qualified defined contribution plans sponsored by a Participating Company or an Affiliated Company, his benefit under the Plan and any other defined benefit plan sponsored by the Participating Company or an Affiliated Company shall be reduced proportionally, to the extent necessary, so that the sum of the Defined Benefit Fraction and the Defined Contribution Fraction does not exceed 1.0.

                   Notwithstanding anything in this subsection (d) to the contrary, if the Plan satisfied section 415 of the Code as in effect for the last Plan Year beginning prior to January 1, 1987, an amount shall be subtracted permanently from the numerator of the Defined Contribution Fraction (not exceeding such numerator) as prescribed by the Secretary of the Treasury so that the sum of the Defined Benefit and Defined Contribution Fractions computed under section 415(e)(1) of the Code as amended effective January 1, 1987 does not exceed 1.0 for such Plan Year.

                   The following definitions apply to this subsection:

                   1.  "Defined Benefit Fraction" shall mean a fraction,
(a) the numerator of which is the sum of the projected annual benefits of the Participant under all qualified defined benefit pension plans sponsored by a Participating Company or an Affiliated Company, as of the close of the Plan Year, and (b) the denominator of which is the lesser of (1) 1.25 multiplied by the dollar limitation in effect under section 415(b)(1)(A) of the Code as to such Limitation Year, reduced in accordance with sections 415(b)(2) and 415(b)(5) of the Code, if applicable, or (2) the product of (A) 1.4 multiplied by (B) the amount which may be taken into account under section 415(b)(1)(B) of the Code with respect to such person under the Plan for such Limitation Year, reduced in accordance with section 415(b)(5) of the Code, if applicable.

                   2.  "Defined Contribution Fraction" shall mean a fraction,
(a) the numerator of which is the sum of the "annual additions," as that term is defined in section 415(c) of the Code, to the Participant's account, determined as of the close of the Plan Year of reference, and (b) the denominator of which is the sum of the denominator increments under all Participating Company- or Affiliated Company-sponsored qualified defined contribution plans (as of the close of the Plan Year) for all of the Participant's years of service with the Company or an Affiliated Company, where the denominator increment for each such year of service is the lesser of (1) the product determined by multiplying 1.25 by the dollar limitation in effect under section 415(c)(1)(A) for such year of service (determined without regard to section 415(c)(6) of the Code), or (2) the product determined by multiplying 1.4 by the amount which may be taken into account under section 415(c)(1)(B) of the Code (or section 415(c)(7), if applicable) with respect to such person for such year.

               (e) Determination of Survivor Benefits.  If a Participant's
                   ----------------------------------
benifit is otherwise limited by this Section, the benefit payable to the Participant's Spouse under Article VII shall be based upon the Participant's benefit without regard to this Section, and the limitations of this Section shall apply to the resulting benefit payable to the Spouse.

               (f) Special Rule for Cost of Living Adjustments.  The limitations
                   -------------------------------------------
described in Sections 5.7(a)(1) and (2) shall be automatically adjusted for each vested Participant to reflect the cost of living adjustment factor prescribed by the Secretary of the Treasury under section 415(d) of the Code in such manner as the Secretary shall prescribe, and the pension being paid to any vested Participant shall be automatically adjusted, if appropriate, to reflect adjustment of the limit.

               (g) Effective Date.  The limitations described in this Section
                   --------------
5.7 shall become effective with respect to the Plan and Participants as is required to comply with section 415 of the Code as amended by the Tax Reform Act of 1986 and subsequent legislation, but shall not reduce any benefit which was accrued by a Participant under the Plan prior to the first day of the Plan Year beginning in 1987, using the applicable maximum dollar limitations then in effect; provided, however, that this sentence shall not apply to any Participant who was not a Participant as of the first day of the first Plan Year that began in 1987. For purposes of this subsection (g), no change in the Plan after May 5, 1986 and no cost of living adjustment after May 5, 1986 shall be taken into account.

          5.9  Suspension of Benefits on Employment.
               -------------------------------------
                (a) (1) In the event that a Participant is employed in qualified reemployment, the benefits otherwise payable to the Participant shall be suspended for each calendar month before his Required Distribution Date in which he continues his qualified reemployment. In addition, no benefits shall be paid before a Participant's Required Distribution Date during the qualified reemployment of a Participant who continues in the employ of a Participating Company or an Affiliated Company after his Normal Retirement Date. The rules relating to such a suspension of benefits and their subsequent resumption are described in this Section.

                    (2) The Committee shall notify the Participant by personal delivery or first class mail of the suspension of his benefits during the first month in which such suspension of benefits occurs.

                    (3) Each Participant receiving benefits under the Plan shall be required to give notice to the Committee of any employment relationship which such Participant has with a Participating Company or any Affiliated Company. The Committee shall have the right to use all reasonable efforts to determine whether such employment constitutes qualified reemployment. The Committee shall also have the right to require the Participant to provide information sufficient to prove that such employment does not constitute qualified reemployment.

                    (4) A Participant may by written request ask the Committee to make a determination as to whether specific contemplated employment constitutes qualified reemployment. The Committee shall respond to such request in writing within 60 days of the Committee's receipt of the request.

                   (5) Benefit payments to the Participant will resume (or commence) no later than the first day of the third calendar month following the month in which his qualified reemployment ceases or, if later, the first day of the calendar month following receipt by the Committee of the Participant's notice that his qualified reemployment has ceased. The initial resumption payment shall include payment for the current month and for all previous calendar months since the cessation of the Participant's qualified reemployment.

                   (6) The Committee shall offset resumed benefits by an amount equal to the Actuarial Equivalence of any benefits which were paid to the Participant with respect to a calendar month in which the Participant was engaged in qualified reemployment. However, the offset to any monthly benefit, other than the initial resumption payment, shall not exceed twenty-five percent (25%) of the monthly benefit. Any remaining offset shall be applied to benefits payable in subsequent months.

               (b) In the event that a Participant is employed or reemployed by a Participating Company or an Affiliated Company under any circumstances other than as described in Subsection (a), the benefits otherwise payable to the Participant shall be continued during such period of reemployment.

               (c) Qualified reemployment shall mean the reemployment of a Participant by any Participating Company or an Affiliated Company or the continued employment of a Participant after his Normal Retirement Date in such a capacity that the

Participant receives or is entitled to be paid for at least 80 Hours of Service (not including Hours of Service credited as a result of back pay) during a calendar month, or reemployment of a Participant by a Participating Company or an Affiliated Company prior to his Normal Retirement Date without regard to his Hours of Service.

               (d) A Participant whose benefits have been suspended during a period of qualified reemployment shall be entitled to elect the form of payment for his entire benefit, including amounts accrued both before and during reemployment, in accordance with Article VII if his Annuity Starting Date with respect to the prior distribution occurs before his Normal Retirement Date. If a Participant's Annuity Starting Date with respect to the distribution of benefits made prior to the suspension of benefits hereunder occurs on or after the Participant's Normal Retirement Date, the optional form of distribution elected by the Participant for that distribution in accordance with Article VII shall apply to any additional benefits accrued during his qualified reemployment.

          5.10 Accruals While Benefits Are In Pay Status.  In the event that a
               -----------------------------------------
Participant is credited with an increase in his Accrued Benefit during and/or after the Plan Year in which the Participant attains Normal Retirement Date and after the distribution of benefits has commenced hereunder, the amount of benefit payable to the Participant as determined as of his Annuity Starting Date shall be adjusted annually as of each

January 1 following his Annuity Starting Date, up to and including the January 1 next following the date the Participant ceases to accrue benefits under the Plan. Such annual adjustment shall include any increase (but not any decrease) in the Participant's Accrued Benefit, determined in accordance with Section 5.1 (including, for any period during which benefits would not be suspendible under Section 5.8, an Actuarial Equivalent adjustment to such increase to reflect payment commencing after Normal Retirement Date) since the Participant's Annuity Starting Date or the last such annual adjustment, whichever applies. In addition, such annual adjustment shall be reduced (but not below zero) by the Actuarial Equivalent of any benefits paid to the Participant since his Annuity Starting Date during any period that would have constituted suspendible service under Section 5.8 had the Participant not reached his Required Distribution Date, to the extent not previously taken into account under this Section; provided, however, that the amount, if any, of the benefits paid to the Participant which exceeds the amount the Participant would have received if distribution had been made in the normal form of benefits described in Section
7.3 for such Participant shall be disregarded in determining the Actuarial Equivalent of such benefits for purposes of the reduction described in this sentence.

          5.11 Prohibition Against Decrease in Benefits Payable.  In the event
               ------------------------------------------------
that under a strict application of the formula set forth in Section 5.1 as of any given date a reduction in a Participant's Accrued Benefit would result, his Accrued Benefit on any date of reference on and after such date shall equal the greater of (a) his Accrued Benefit, as determined as of the last day of the Plan Year prior to the Plan Year in which such reduction occurred, under the terms of the Plan as then in effect, or (b) his Accrued Benefit determined pursuant to the provisions of the Plan as in effect on the date of reference. Furthermore, if the Participant has had a termination of employment and is again reemployed as an active Participant, the amount of any benefit payable to such Participant at his subsequent termination of employment shall not be less than the benefit the Participant was entitled to receive at his prior termination of employment, except as provided in Section 3.6 and Section 5.8 hereof.

                                  ARTICLE VA.
                                  ----------
                    SPECIAL EARLY RETIREMENT OFFER OF 1994
                    --------------------------------------

                       5A.1 Definitions. For purposes of this Article VA only,
                            -----------
the initially capitalized terms are defined as follows:

                       a. "Election Period" shall mean the period beginning on March 23, 1994 and ending at the close of business on June 10, 1994.

                       b. "Eligible Employee" shall mean a Participant employed by an Eligible Organization, who, by the end of the Window Period, either (1) will be age 55 and credited with at least 10 Years of Service; or (2) will be at least age 50 and have a combination of age plus Years of Service which equals 75 or more; provided that the Participant must either (i) be an active Employee during the period beginning on the first day of the Window Period and ending on the last day of the Election Period, or (ii) have retired on an Early Retirement Date on or after October 1, 1993 and before the first day of the Window Period.

                       c. "Eligible Electing Employee" shall mean an Eligible Employee who (i) voluntarily elects to accept the SERO in accordance with
Section 5A.2, (ii) does not revoke his election by the end of the Election Period, and (iii) actually retires on or before the Retirement Date.

                       d. "Eligible Organization" shall mean the corporate headquarters, sales and marketing support unit, industrial operations and distribution centers of the Company located at Collegeville and Fort Washington, Pennsylvania; Decatur, Georgia; Tinley Park, Illinois or of Barcroft Company, located at Lewes, Delaware.

                       e. "Retirement Date" shall mean June 1, 1994 or such later date as requested by the Company and agreed to by the Eligible Electing Employee, or, if earlier, the Early Retirement Date referred to in Section 5A.1b.

                       f. "Social Security Retirement Age" shall mean the age used as the retirement age under section 216(l) of the Social Security Act.

                       g. "SERO" shall mean the Special Early Retirement Offer of 1994, as set forth in this Article VA..

                       h. "Special Pension" shall mean the pension benefit described in Section 5A.3(b).

                       i. "Temporary Social Security Bridge Benefit" shall mean the supplemental benefit described in Section 5A.3(c).

                       j. "Window Period" shall mean the period beginning on October 1, 1993 and ending at the close of business on December 31, 1994. Notwithstanding the preceding sentence, the Company reserves the right to extend or reduce the Window Period in its capacity as the sponsor of the Plan.

               5A.2  Special Early Retirement Offer Election.
                     ---------------------------------------
               1. The election to accept the SERO will be available to Eligible Employees only during the Election Period. An Eligible Employee who wishes to elect the SERO must make the election in writing on a form provided by the Committee and submit the properly completed form to the Committee on or before June 10, 1994.

               2. An election to accept the SERO shall be revocable by the Eligible Employee until the later of the last date of the Election Period or seven days of the election. After such time, the election shall become irrevocable.

               5A.3  Benefits.
                     --------
               (a)   The benefits available under the SERO, as set forth in this
Article VA, consist of the following:

                     (1)  a Special Pension, and
                     (2) a Temporary Social Security Bridge Benefit, if applicable.

               (b) (1) An Eligible Electing Employee's Special Pension shall be an annual amount, payable monthly, equal to the sum of (i), (ii), and
(iii) below:

                               (i)   1.25% of the lesser of either Final Average
Compensation or Covered Compensation, multiplied by Years of Credited Service accrued as of the Retirement Date, to a maximum of 30 Years of Credited Service,

                               (ii)  1.80% of Final Average Compensation in
excess of Covered Compensation as of the

Retirement Date multiplied by Years of Credited Service accrued to that date, to a maximum of 30 Years of Credited Service, with reduction for early commencement in accordance with Section 5.3(a) of the Plan based on the Eligible Electing Employee's Retirement Date. In the case of a Participant less than age 55 on his Retirement Date, the basis of such reduction will be Actuarially Equivalent, as defined in the Plan, for purposes of determining the reduction for years prior to age 55, and

                             (iii) 0.50% of Final Average Compensation
multiplied by Years of Credited Service accrued as of the Retirement Date in excess of 30.

               (c) An Eligible Electing Employee who retires under the provisions of this Article VA and who has not reached his Social Security Retirement Age, shall receive a Temporary Social Security Bridge Benefit equal to fifty percent (50%) of the Social Security benefit he is expected to receive at age 62 (or, in the case of an Eligible Electing Employee who is older than age 62 by the Retirement Date, his current age), based on a current computation by the Plan's Actuary as of the Retirement Date, payable monthly, in the following manner:

                     (1) The first such payment shall be due on June 1, 1994 or, if later, the first day of the month following the month in which occurs such Employee's Retirement Date;

                     (2) The last such payment shall be due on the later of the first day of the month following the Eligible Electing Employee's 62nd birthday or three years from the date of commencement in (1) above. However, in no case shall payments continue beyond the month in which an Eligible Electing Employee attains age 65;

                   (3) In the case of the death of the Eligible Electing Employee prior to the last due date for the payment of his Temporary Social Security Bridge Benefit, the following special rule shall apply: (i) if the Eligible Electing Employee is married at the time of his death, the surviving Spouse shall continue to receive the Temporary Social Security Bridge Benefit until the earlier of (A) the Spouse's death, or (B) the month in which occurs the last due date for the payment of the Temporary Social Security Bridge Benefit; and (ii) if the surviving Spouse described in (i) above dies prior to the last due date of the payment of the Temporary Social Security Bridge Benefit, or if the Eligible Electing Employee is not married at the time of his death, his designated beneficiary(ies), or if he does not have any designated beneficiaries, his estate, shall continue to receive the Temporary Social Security Bridge Benefit until the month in which occurs the last due date for the payment of the Temporary Social Security Bridge Benefit.

                   (4) None of the optional forms of payment described in
Section 5A.4 below shall be applicable to the Temporary Social Security Bridge Benefit.

               5A.4  Timing and Form of Payment.
                     --------------------------

               (a) The Special Pension and the Temporary Social Security Bridge Benefit shall commence on or about the Retirement Date.

               (b) The Special Pension shall be paid in one of the following forms:

                     (1) In the case of an Eligible Electing Employee who is married on the Retirement Date, an Actuarially Equivalent joint and survivor annuity, as described in Section 7.3(a) of the Plan, unless he elects, at the time and in the manner described in Section 7.6, one of the optional forms of payment described in Section 7.4 or the Alternative Pension Payment Option as described in 5A.4(b)(3) below;

                     (2) In the case of an Eligible Electing Employee who has no Spouse on the Retirement Date, a single life annuity as described in Section 7.3(b) of the Plan, unless he elects, at the time and in the manner described in
Section 7.6, one of the optional forms of payment described in Section 7.4 or the Alternative Pension Payment Option as described in 5A.4(b)(3) below; or

                     (3) the Alternative Pension Payment Option. For purposes of this Article VA, the "Alternative Pension Payment Option" shall mean, in the case of an Eligible Electing Employee who has not reached his Social Security Retirement Age, an optional form of benefit distribution which, if elected by such Eligible Electing Employee at the time and in the manner described in Section 7.6, will provide, on a single life basis, (i) increased monthly payments for the period commencing on the Eligible Electing Employee's Retirement Date and ending on the date the Temporary Social Security Bridge Benefit terminates (the "Reduction Date") as described in Section 5A.3(c)(2) (the "Initial Distribution Period"), and (ii) decreased monthly payments for the period commencing on the Reduction Date and ending on the date of the death of the Eligible Electing Employee (the "Remaining Distribution Period"), so that the value of the adjusted retirement income is Actuarially Equivalent to the retirement income which would otherwise have been payable to the Eligible Electing Employee. The increased monthly payment of the Eligible Employee's Special Pension during the Initial Distribution Period shall approximate the sum of the decreased monthly payment of his Special Pension and the estimated payment of any Social Security retirement benefits expected to become payable to him at his Social Security Retirement Age under the applicable law during the Remaining Distribution Period. In the case of an Eligible Electing Employee whose monthly payments of his Special Pension after the Reduction Date would be less than $50.00, the amount of his increased monthly payments during the Initial Distribution Period shall be so adjusted that his decreased monthly payments during the Remaining Distribution Period will be no less than $50.00.

          In lieu of the form of a single life annuity as described above, an Eligible Electing Participant may elect, in the manner described in Section 7.6, to receive his Special Pension under this Alternative Pension Payment Option in one of the Actuarially Equivalent optional forms of benefit described in Section 7.4(b). Those optional forms shall be calculated by applying Actuarially Equivalent contingent annuitant factors to the amount payable as a single life annuity under this Alternative Pension Payment Option both before and after the Reduction Date.

               5A.5  Special Rules.  Notwithstanding anything in this Article
                     -------------
to the contrary, following special rules shall apply with respect to any Eligible Employee or Eligible Electing Employee, as the case may be, described in this Section 5A.5:

               (a)   Death Prior to June 1, 1994.  If (i) a Participant who was
                     ---------------------------
an active Employee on the date of his death and who would have been an Eligible Electing Employee had he survived and remained employed until the last date of the Election Period dies on or prior to that date but after making a written election pursuant to Section 5A.2 which had not been revoked; or (ii) an Eligible Electing Employee dies prior to the Retirement Date, the special rules of this Section 5A.5(a) shall apply.

                        (1) If the deceased Participant was married at the time of his death and had elected to receive his Special Pension in one of the optional forms of the joint and survivor annuity as described in Section 7.4(b) of the Plan, his surviving Spouse shall be entitled to a pre-retirement survivor annuity in the form of the joint and survivor annuity that would have been paid to his surviving Spouse if he had survived to, and retired on, his Retirement Date, and died on the day after with the Special Pension in the form of such a joint and survivor annuity.

                        (2) If the deceased Participant was married at the time of his death and had elected to receive his Special Pension in the normal form of benefit for a married Participant as provided in Section 7.3(a) or in the form of either a single life annuity pursuant to Section 7.4(a) or a single life annuity with 120 monthly guaranteed payments pursuant to Section 7.4(c), his surviving Spouse shall be entitled to the survivor annuity described in Section 7.11(b), based on the Special Pension to which the deceased would otherwise have been entitled under this Article VA, assuming that he had survived to, and retired on, his Retirement Date, and died on the day after.

                        (3) If the deceased Participant was not married at the time of his death and had elected to receive his Special Pension in the form of a single life annuity with 120 monthly payments, the Special Pension shall continue to be paid to his designated beneficiary or estate, as the case may be, after his death, until the expiration of the 120 monthly guaranteed payments.

               (b)   Date of Receipt of Election.  Any election described in
                     ---------------------------
Section 5A.2 shall be considered to have been received on the date that it is date-stamped by the Committee; provided, however, that an Eligible Employee's election shall be deemed to have been received on or before June 3, 1994, even if it is date-stamped by the Committee after that date, if such election was mailed to the Committee on or before May 27, 1994, as evidenced by the postmark, by U.S. mail, certified-return receipt requested.

               (c)   Application of Section 415 Limits.  For purposes of
                     ---------------------------------
applying the limitations of Section 415 of the Code as described in Section 5.7, the ten-year phase-in limitation described in Section 415(b)(5)(A) shall not be applied separately with respect to benefit enhancements described in this
Article VA.

                                  ARTICLE VI
                                  ----------
                                    VESTING
                                    -------

               6.1   Eligibility.   A Participant who terminates service with
                     -----------
the Participating Company and all Affiliated Companies, other than as provided in Article IV, after completing five (5) Years of Service shall be eligible for a deferred vested benefit commencing on his Normal Retirement Date, if he is then living; provided, however, that such Participant may elect to receive his early retirement benefits under Section 4.3 upon attaining age 55.

               6.2   Amount of Benefit.  A Participant who meets the
                     -----------------
requirements of Section 6.1 shall be entitled to receive his Accrued Benefit, calculated as of his Termination Date, as a normal retirement benefit commencing on his Normal Retirement Date, his Late Retirement Date (but not beyond his Required Distribution Date) or the Accrued Benefit reduced under Section 5.3 for early retirement.

               6.3   Form and Payment of Benefit.  Deferred vested benefits
                     ---------------------------
shall be paid in a form provided for in
Article VII.

                                  ARTICLE VII
                                  -----------
                              PAYMENT OF BENEFITS
                              -------------------

               7.1   Earliest and Latest Commencement of Benefits.
                     --------------------------------------------
                     (a) Except as set forth below, a Participant's benefit shall not commence prior to the termination of his employment with the Participating Company and all Affiliated Companies, nor shall a Participant commence to receive benefits later than the earlier of the dates determined under (1) or (2) below:

                          (1) the 60th day after the close of the Plan Year in
which occurs the latest of (A) the Participant's attainment of his Normal Retirement Date, (B) the 10th anniversary of the year in which the Participant commenced participation in the Plan, or (C) the Participant's termination of employment with the Participating Company and all Affiliated Companies; or

                          (2) the Required Distribution Date.

                     (b) If the distribution of a Participant's interest has begun in accordance with a method selected in Article VII and the Participant dies before his entire interest has been distributed to him, the remaining portion of such interest shall be distributed at least as rapidly as under the method of distribution selected pursuant to this Article VII as of his date of death.

                     (c) If a Participant dies before he has begun to receive any distributions of his interest under the Plan, his death benefit shall be distributed to his beneficiaries no later than December 31 of the year containing the fifth anniversary of his death.

                     (d) The 5-year distribution requirement of Section 7.1(c) shall not apply to any portion of the deceased Participant's interest which is payable to or for the benefit of a designated beneficiary. In such event, that portion may be distributed over the life of such designated beneficiary (or over a period not extending beyond the life expectancy of such designated beneficiary) provided such distribution begins not later than December 31 of the year containing the first anniversary of the Participant's death (or such later date as may be prescribed by Treasury regulations). In the event that the Participant's designated beneficiary is the surviving Spouse of the Participant, then the previous sentence shall not apply. In lieu thereof, such distribution must commence no later than December 31 of the later of (1) the calendar year following the year of the Participant's death or (2) the calendar year in which the deceased Participant would have attained age seventy and one-half (70 1/2). If the surviving Spouse dies before the distributions to such Spouse begin, then the 5-year distribution requirement of Section 7.1(c) shall apply as if the Spouse were the Participant.

                     (e) Notwithstanding any provision in the Plan to the contrary, the form and timing of all distributions under the Plan shall be in accordance with regulations issued by the Department of the Treasury under section 401(a)(9) of the Code including the incidental death benefit requirements of section 401(a)(9)(G) of the Code.

          7.2   Payment of Benefits.  Benefits shall be paid monthly in an
                -------------------
amount equal to the benefit calculated under the Plan subject to an Actuarially Equivalent adjustment for the form of benefit under this Article.

          7.3   Normal form of Benefit.
                ----------------------
                (a) The normal form of benefit for a Participant who is married on his Annuity Starting Date shall be an Actuarially Equivalent joint and survivor annuity, with monthly installments payable after the death of the Participant to the Spouse, if then living, for the life of such Spouse in an amount equal to fifty percent (50%) of the benefit paid to the retired Employee; provided, however, that with respect to a Participant who is an Employee of Armour Pharmaceutical Company, the joint and survivor annuity payable to the Participant shall not be actuarially reduced so as to reflect the survivor feature.

                In the case of a late retirement, the Actuarial Equivalence will be determined on the basis of the ages of the Participant and his Spouse as of the Participant's Late Retirement Date.

                (b) In the case of retirement where the Participant has no Spouse, the normal form of benefit shall be a single life annuity with equal monthly installments payable to the Participant during his lifetime only.

          7.4   Optional Forms of Benefits.  In lieu of the normal form of
                --------------------------
benefit as determined under Section 7.3, the Participant may elect, subject to the rules of Section 7.5, one of the following Actuarially Equivalent optional forms of benefit:

                (a) a single life annuity payable in equal monthly installments to the retired Participant for his life only commencing on the Participant's Annuity Starting Date; or

                (b) a joint and survivor annuity with the Participant's Spouse or other designated beneficiary, payable in monthly installments to the Participant for his life and with fifty percent (50%), sixty-six and two-thirds percent (66 2/3%), or one hundred percent (100%) of the amount of such monthly installment payable after the death of the Participant to the Spouse or other designated beneficiary of such Participant, if then living, for the life of such Spouse or other designated beneficiary. Notwithstanding the foregoing, the percentage payable to the Participant's beneficiary (unless the beneficiary is the Participant's Spouse) after the Participant's death may not exceed the applicable percentage from the table set forth in Appendix A; or

                (c) a single life annuity payable in equal monthly installments to the retired Participant for his life, with 120 monthly payments guaranteed. If the Participant dies before he has received 120 monthly payments, then such monthly payments shall continue to be made to the Participant's beneficiary until a total of 120 monthly payments have been made. Notwithstanding the foregoing, the number of monthly payments guaranteed shall be calculated so that the number of guaranteed monthly payments remaining as of the beginning of the calendar year preceding the Participant's Required Distribution Date does not exceed the joint life expectancy of the Participant and his beneficiary, or if less, and the Participant's beneficiary is not the Participant's Spouse, the applicable number from the table set forth in Appendix B; or

                (d) a Participant who was an employee of Kremers Urban may elect to receive the portion of his Accrued Benefit that is attributable to his account balance in the qualified plan previously maintained by Kremers Urban that was transferred to the Plan in the form of a lump sum upon his retirement.

          7.5   Rules for Election of Optional Benefits.  The rules shall be
                ----------------------------------------
uniformly and non-discriminatorily applied with respect to the election of optional forms of benefits by filing written notice in the form and manner prescribed by the Committee.

          7.6   Waiver of Normal Form.
                ---------------------

                (1) Participant's Waiver Rights.  At any time during the
                    ---------------------------
applicable election period but not thereafter, a Participant may elect in writing in a form acceptable to the Committee to waive payment under the normal form of benefit payment described in Section 7.3 and elect to receive payment in an optional form of payment described in Section 7.4. For the purposes hereof, the applicable election period shall be the 90-day period ending on the Annuity Starting Date; provided that a Participant's election of any optional form of payment shall in no event be made earlier than the date the Participant receives the notice described in Section 7.6(4).

                (2) Revocation of Waivers.  Any waiver and election delivered
                    ---------------------
by the Participant to the Committee in accordance with the provisions of paragraph (1) hereof may be revoked by the Participant upon written notice delivered to the Committee prior to the Annuity Starting Date.

                (3) Spouse's Consent.  A married Participant's waiver and
                    ----------------
election under paragraph (1) shall be effective only if:

                    (A) the Participant's Spouse (or the Spouse's legal guardian if the Spouse is legally incompetent) executes a written instrument whereby such Spouse irrevocably consents to such election and to the specific form of payment and/or alternate beneficiary elected by the Participant, and such instrument acknowledges the effect of the election to which the Spouse's consent is given and is witnessed by a notary public; or

                        (B) the Participant (i) establishes to the satisfaction of the Committee that the consent of the Spouse cannot be obtained because the Spouse cannot be located or because of other circumstances that may be prescribed in applicable regulations, or (ii) furnishes a court order to the Committee establishing that the Participant is legally separated or has been abandoned (within the meaning of local law), unless a Qualified Domestic Relations Order provides that the Spouse's consent must be obtained.

                    (4) Explanations to Participants.  The Committee shall
                        ----------------------------
provide to each Participant no less than 30 days and no more than 90 days prior to his Annuity Starting Date a written explanation of:

                        (A) the terms and conditions of all forms of payment available to the Participant, including information explaining the relative values of each form of payment;

                        (B) the Participant's right to waive the normal form of benefit payment and the effect of such waiver;

                        (C) the rights of the Participant's Spouse with respect to such waiver;

                        (D) the right to revoke an election to receive an optional form of payment and the effect of such revocation; and

                        (E) if the Participant has not attained Normal Retirement Age, the Participant's right to defer commencement of his benefit until Normal Retirement Date. In addition, if applicable, the Committee shall provide to each Participant a notice regarding his right to elect a direct rollover, as provided in Section 7.15, in accordance with section 402(f) of the Code.

          7.7   Termination of Benefits.  The last benefit payment hereunder
                -----------------------
 shall be made for the month in which occurs:

                (a) in the case of a single life annuity, the death of the retired Participant;

                (b) in the case of a surviving Spouse's benefit or a joint and survivor benefit, the later of the death of the participant and the Spouse or, if applicable, the designated beneficiary of such Participant; or

                (c) in the case of a single life annuity with 120 monthly guaranteed payments, the later of the death of the Participant or the lapse of the 120 monthly guaranteed payments.

          7.8   Beneficiary Designation.
                -----------------------

                (a) The designation of a beneficiary under a joint and survivor annuity shall be fixed and may not be changed on or after benefit payments commence.

                (b) The designation of a beneficiary to receive any remainder of a guaranteed number of payments may be made or changed until the date on which the guaranteed period has expired.

                (c) Subject to Subsections (a) and (b) and to the provisions set forth above relating to the rights of Spouses to survivor benefit payments, each Participant shall have the right at any time to designate or to change the previous designation of the beneficiary or beneficiaries who shall receive benefits, if any, after his death by executing and filing with the Committee a form prescribed by the Committee. No designation, revocation or change of beneficiaries shall be valid and effective unless and until it is filed with the Committee. If no designation is made, or if all of the beneficiaries named in the designation predecease the Participant or, cannot be located by the Committee, the interest, if any, of the deceased Participant shall be paid to the surviving relative of the Participant in the first surviving class in the schedule, set forth as follows:

                      (a)  Spouse,

                      (b) lineal descendants (including stepchildren and adopted persons) per stirpes,

                      (c) parents equally,

                      (d) the Participant's estate.

          7.9   Mailing Address.  Benefit payments and notifications hereunder
                ----------------
shall be deemed made when mailed to the last address furnished to the Committee.

          7.10  Small Benefit Payments.  Notwithstanding any other provision of
                ----------------------
the Plan, if the amount of any monthly benefit shall be less than $50.00, such benefit shall be paid in

Actuarially Equivalent quarterly amounts. Notwithstanding any other provision of the Plan, if the Actuarial Equivalent single-sum value, determined as of the date of distribution, of the vested Accrued Benefit of a Participant who has had a termination of employment, or of the benefit payable to a Spouse by reason of the Participant's death, is $3,500 or less (and has never exceeded $3,500 at the time of any prior distribution), the benefit shall be paid, as soon as administratively practicable following the Participant's termination of employment or death, as a single-sum in settlement of all liabilities of the Plan in connection with the Participant; provided, however, that no such payment shall be made after such benefit has commenced in any other form. If the present value of a Participant's vested Accrued Benefit at the time of his termination of employment is zero, the Participant shall be deemed to have received a single-sum payment of his entire vested Accrued Benefit as of the date of his termination of employment.

          7.11 Benefit Payable in the Event of Death While in Service Before
               -------------------------------------------------------------
Retirement Benefits Commence.
- ----------------------------

               (a) No benefit is payable under this Section 7.11 unless a Participant (i) dies while on Total Disability or in the active service of a Participating Company or an Affiliated Company, (ii) dies prior to his Annuity Starting Date, (iii) is married at the time of his death and (iv) has met the requirements specified in Section 6.1 for a vested termination benefit.

               (b) If a Participant dies after having satisfied the requirements for retirement specified in Section 4.1, 4.2 or 4.3, and is eligible for benefits under this Section 7.11, his surviving Spouse shall be entitled to receive a benefit. Such benefit shall be a monthly pension for life and shall begin, as elected by the Spouse in writing not more than ninety (90) days prior to the Annuity Starting Date, on the later of (A) the earliest date on which the Participant would have been eligible to receive his benefit pursuant to Article V or (B) the first day of the month following the month in which the Participant's death occurs, but not later than the date that would have been the Participant's Normal Retirement Date. The amount of the Spouse's benefit shall be a monthly retirement benefit in the amount which would have been payable under the survivor portion of the joint and survivor annuity if the Participant had survived and retired with an immediate joint and 50% survivor annuity on the Annuity Starting Date elected by the Spouse and died on the following day. Notwithstanding the preceding sentence, if a Participant has elected before his Annuity Starting Date an optional form of joint and survivor annuity described in Section 7.4 with his Spouse as beneficiary and dies before his Annuity Starting Date, the benefits payable to his Spouse under this Section 7.11(b) shall be based on the form elected by the Participant.

               (c) If a Participant dies before having satisfied the requirements for retirement specified in Section

4.1, 4.2 or 4.3, and is eligible for benefits under this Section 7.11, his surviving Spouse shall be entitled to a deferred retirement benefit. Such benefit shall be a monthly pension for life and shall begin, as elected by the Spouse in writing not more than ninety (90) days prior to the Annuity Starting Date, on the first day of any month following the earliest date on which the Participant could have elected to receive immediate retirement benefits, but not later than the date that would have been the Participant's Normal Retirement Date. The amount of the Spouse's benefit shall be the amount which would have been payable under the survivor benefit portion of the joint and survivor annuity if the Participant had terminated employment on the date of death with a deferred vested retirement benefit, had survived and retired with an immediate joint and 50% survivor annuity on the Annuity Starting Date elected by the surviving Spouse and died on the following day. Notwithstanding the preceding sentence, if a Participant has elected before his Annuity Starting Date an optional form of joint and survivor annuity with his Spouse as beneficiary described in Section 7.4 and dies before his Annuity Starting Date, the benefits payable to his Spouse under this Section 7.11(c) shall be based on the form elected by the Participant.

          7.12  Benefit Payable in the Event of a Death of a Deferred Vested
                ------------------------------------------------------------
Participant.
- -----------

                (a) No benefit is payable under this Section 7.12 unless a Participant who is no longer an Employee with any

Participating Company or an Affiliated Company (i) dies prior to his Annuity Starting Date, (ii) is married at the time of his death and (iii) has met the requirements specified in Section 6.1 for a vested termination benefit.

                (b) If a deferred vested Participant dies after attaining his fifty-fifth (55th) birthday and is eligible for benefits under this Section 7.12, his surviving Spouse shall be entitled to a benefit. Such benefit shall be a monthly pension for life and shall begin, as elected by the Spouse in writing not more than ninety (90) days prior to the Annuity Starting Date, on the later of (A) the earliest date on which the Participant would have been eligible to receive his benefit pursuant to Article V or (B) the first day of the month following the month in which the Participant's death occurs, but not later than the date that would have been the Participant's Normal Retirement Date. The amount of the Spouse's benefit shall be that monthly retirement benefit which would have been payable under the survivor portion of the joint and survivor annuity if the Participant had survived and retired with an immediate joint and 50% survivor annuity on the Annuity Starting Date elected by the Spouse and died on the following day. Notwithstanding the preceding sentence, if a Participant has elected before his Annuity Starting Date an optional form of joint and survivor annuity described in Section 7.4 with his Spouse as beneficiary and dies before his Annuity Starting Date, the benefits payable to his Spouse under this Section 7.11(b) shall be based on the form elected by the

Participant. benefit in the amount which would have been payable to such Spouse as if the Participant had retired early as of his date of death in accordance with the provisions of Section 5.2, and had elected to receive his benefit as a joint and 50% survivor annuity.

                (c) If a deferred vested Participant dies prior to his fifty-fifth (55th) birthday and is eligible for benefits under this Section 7.12, his surviving Spouse shall be entitled to a deferred retirement benefit. Such benefit shall be a monthly pension for life and shall begin, as elected by the Spouse in writing not more than ninety (90) days prior to the Annuity Starting Date, on the earliest date on which the Participant would have been eligible to receive his benefit in accordance with Article V hereunder, but not later than the date that would have been the Participant's Normal Retirement Date. The amount of the Spouse's benefit shall be the amount which would have been payable under the survivor benefit portion of the joint and survivor annuity if the Participant had terminated employment on the date of death with a deferred vested retirement benefit, had survived and retired with an immediate joint and 50% survivor annuity on the Annuity Starting Date elected by the surviving Spouse and died on the following day. Notwithstanding the preceding sentence, if a Participant has elected before his Annuity Starting Date an optional form of joint and survivor annuity with his Spouse as beneficiary described in Section
7.4 and dies before his Annuity Starting Date, the benefits payable to his Spouse under this Section 7.12(c) shall be based on the form elected by the Participant.

          7.13  Special Rules for Certain Terminated Participants.
                -------------------------------------------------

                (a)  If a Participant with a surviving Spouse

                     (1) who is eligible for a deferred vested benefit under the Plan,

                     (2) who has been credited with at least one Hour of Service on or after September 2, 1974,

                     (3) whose employment with the Participating Company and all Affiliated Companies has terminated prior to the first day of the first Plan Year beginning after December 31, 1975,

                     (4) who has not thereafter been reemployed by the Participating Company or any Affiliated Company, and

                     (5) who is alive on August 23, 1984 and whose benefit payments have not commenced as of that date, such Participant's retirement benefits shall be paid in accordance with this Article VII without the required consent of his Spouse.

                (b)  A Participant with a surviving Spouse

                     (1) who has at least one Hour of Service after the first day of the Plan Year beginning on or after January 1, 1976,

                     (2) who has not been credited with any Hours of Service after August 22, 1984,

                     (3) who has at least ten Years of Service and a vested right to all or a portion of his Accrued Benefit, and

                     (4) who is alive on August 23, 1984 and whose benefit payments have not commenced as of such date, may elect surviving Spouse's benefit coverage under Article VII.

              7.14   Application for Benefits.  Except as provided in Section
                     ------------------------
7.10, benefit payments shall commence when properly written application for same is received by the Committee. In the event that a Participant, or the Spouse of a deceased Participant entitled to benefits under Article VII fails to apply to the Committee by the earlier of (a) the Participant's Normal Retirement Date or the date of the Participant's termination of employment, if later, or (b) the end of the calendar year in which the Participant attains age 70-1/2, the Committee shall make diligent efforts to locate such Participant or Spouse and obtain such application. In the event the Participant or Spouse fails to make application by the Participant's Required Distribution Date, subject to Section 13.7, the Committee shall commence distribution as of the Required Distribution Date without such application. No payments shall be made for the period in which benefits would have been payable if the Participant or Spouse had made timely application therefor; provided, however, that, if the Participant's Annuity Starting Date or, if the Participant has died, his Spouse's Annuity Starting Date under Article VII, has been delayed until after the Participant's Normal Retirement Date solely by reason of failure to make application, and not by reason of suspension of benefit, the benefit payable (a) to the Participant on and after his Annuity Starting Date, or (b) to the Participant's Spouse pursuant to Article VII on and after the Spouse's Annuity Starting Date, shall be equal to the Actuarial Equivalent of the benefit the Participant or the Spouse would have received had benefits commenced on the Participant's Normal Retirement Date, as determined to reflect the deferral of benefit commencement.

          7.15  Direct Rollovers.  Effective January 1, 1993, in the event any
                ----------------
payment or payments (excluding any amount not includible in gross income) to be made to an individual from the Plan would constitute an "eligible rollover distribution" within the meaning of section 401(a)(31)(C) of the Code and regulations thereunder, such individual may request that, in lieu of payment to the individual, all or part of such eligible rollover distribution be transferred directly from the Fund to the trustee or custodian of an "eligible retirement plan" within the meaning of section 401(a)(31)(D) of the Code and regulations thereunder. Any such request shall be made in writing, in such form and subject to such procedures, requirements, and restrictions as may be prescribed by the Committee for such purpose pursuant to Treasury regulations, at such time in advance of the date such payment would otherwise be made as may be required by the Committee. For purposes of this Section, an "individual" shall include an Employee or former Employee or his surviving spouse or former spouse who is an Alternate Payee.

                                 ARTICLE VIII
                                 ------------
                             THE FUND AND FUNDING
                             --------------------

          8.1   Designation of Trustee.  The Company, by appropriate resolution
                ----------------------
of its Board of Directors shall name and designate a Trustee and enter into a Trust Agreement with such Trustee.

          8.2   Contributions to the Fund.  The benefits provided under the Plan
                --------------------------
shall be financed exclusively by contributions made from time to time to the Trustee by the Participating Company and by the Fund created thereby. Subject to the provisions of applicable law, the liability of the Participating Company under the Plan shall be limited to the contributions determined by the Participating Company from time to time in accordance with the advice and counsel of the Actuary. The funding policy applicable to the Fund shall be established by the Committee and reviewed from time to time. All contributions are hereby made expressly contingent on the deductibility thereof for federal income tax purposes for the fiscal year with respect to which such contribution is made, and no such contribution shall be made for any year to the extent it would exceed the deductible limit for such year as set forth in section 404 of the Code.

          8.3   Use of Contributions to the Fund.  The contributions deposited
                ---------------------------------
under the terms of this Plan shall constitute the Fund held for the benefit of Participants, former

Employees and their eligible survivors under and in accordance with this Plan. No part of the corpus or income of the Fund shall be used for or diverted to purposes other than exclusively for the benefit of the Participants, former Employees and their eligible survivors and for necessary administrative costs; provided, however, that in the event of the termination of the Plan and after all liabilities, as defined under the Code and ERISA, shall have been satisfied, any remaining funds attributable to contributions by the Participating Company shall revert to the Participating Company; and further provided that in the case of a contribution (a) made by the Participating Company as a mistake of fact, or
(b) for which a tax deduction is or would be disallowed, in whole or in part, by the Internal Revenue Service, the Participating Company shall be entitled to a refund of said contributions (1) within one year after payment of a contribution made as a mistake of fact, or (2) within one year after disallowance, to the extent of such disallowance, as the case may be. Earnings attributable to any excess contribution under (a) or (b) above may not be returned to any Participating Company but losses attributable thereto shall reduce the amount returned.

          8.4   Trustee.  The Trustee shall be the "named fiduciary," as that
                --------
term is defined in section 402(c) of ERISA, with respect to management and control of Plan assets held by it and shall have exclusive and sole responsibility for the custody and investment thereof in accordance with the Trust Agreement.

          8.5   Forfeitures.  Forfeitures shall not be applied to increase the
                ------------
benefits of any Participant, but shall reduce the contributions of the Participating Company hereunder.

          8.6   Expenses of Administration.  All expenses of administration of
                --------------------------
this Plan shall be paid from the Fund unless paid directly by the Participating Company.

          8.7   Sole Source of Benefits.  The Fund shall be the sole source for
                ------------------------
the provision of benefits under the Plan. No Participating Company or any other person shall be liable therefor.

                                  ARTICLE IX
                                  ----------

                                ADMINISTRATION
                                --------------

          9.1   Committee.  Except as may otherwise be provided herein, the
                ----------
Committee shall be responsible for the administration of the Plan. The Committee members may, but need not be, employees of the Company. They shall be entitled to reimbursement of expenses, but those members of the Committee who are also employees of a Participating Company shall be entitled to no compensation for their service on the Committee. Any reimbursement of expenses of the Committee members shall be paid directly by the Company. The Committee shall be responsible for the general administration of the Plan under the policy guidance of the Company.

          9.2   Duties and Powers of Committee.  In addition to the duties and
                -------------------------------
powers described elsewhere herein, the Committee shall have the following specific duties and powers:

                (a) to retain such consultants, accountants, attorneys, and Actuaries as deemed necessary or desirable to render statements, reports, and advice with respect to the Plan and to assist the Committee in complying with all applicable rules and regulations affecting the Plan; any consultants, accountants, attorneys, and Actuaries may be the same as those retained by the Company;

                (b) to establish a funding policy consistent with the objectives of the Plan;

                (c) to enact uniform and non-discriminatory rules and regulations to carry out the provisions of the Plan;

                (d) to resolve questions or disputes relating to eligibility for benefits or the amount of benefits under the Plan;

                (e) to interpret the provisions of the Plan ;

                (f) to determine whether any domestic relations order received by the Plan is a Qualified Domestic Relations Order;

                (g) to evaluate administrative procedures;

                (h) to amend the Plan in accordance with Section 10.1; and

                (i) to delegate such duties and powers as the Committee shall determine from time to time to any person or persons.

          9.3   Functioning of Committee.  The Committee and those persons or
                -------------------------
entities to whom the Committee has delegated responsibilities shall keep accurate records and minutes of meetings, interpretations and decisions. The Committee shall act by majority vote of the members, and such action shall be evidenced by a written document.

          9.4   Construction of the Plan.  The Committee shall take such steps
                ------------------------
as are considered necessary and appropriate to remedy any inequity that results from incorrect information received or communicated in good faith or as the consequence of an administrative error. The Committee shall have the full discretionary power and authority to make factual determinations, to interpret the Plan, to make benefit eligibility determinations and to determine all questions arising in the administration, interpretation and application of the Plan. The Committee shall correct any defect, reconcile any inconsistency or ambiguity, or supply any omission with respect to the Plan. All such corrections, reconciliations, interpretations and completions of Plan provisions shall be final, binding and conclusive upon all parties, including, without limitation, the Company, each Participating Company, the Employees, their families, dependents and any Alternate Payees.

          9.5   Disputes.
                ---------
                (a) The Committee shall have the power, authority and discretion to determine whether a claimant is eligible for any benefit under the Plan and to construe the terms and provisions of the Plan. In the event that the Committee denies, in whole or in part, a claim for benefits by a Participant or his beneficiary, the Committee shall furnish notice of the denial to the claimant, setting forth:

                     (1) the specific reasons for the denial;

                     (2) specific reference to the pertinent Plan provisions on which the denial is based;

                     (3) a description of any additional information necessary for the claimant to perfect the claim and an explanation of why such information is necessary; and

                     (4) appropriate information as to the steps to be taken if the claimant wishes to submit his claim for review.

          The notice shall be forwarded to the claimant within 90 days of the Committee's receipt of the claim; provided, however, that in special circumstances the Committee may extend the response period for up to an additional 90 days, provided that the Committee so notifies the claimant in writing and specifies the reason or reasons for such extensions.

                (b) Within 60 days of receipt of a notice of claim denial, a claimant or his duly authorized representative may petition the Committee in writing for a full and fair review of the denial. The claimant or his duly authorized representative shall have the opportunity to review pertinent documents and to submit issues and comments in writing to the Committee. The Committee shall review the denial and communicate its decision and the reasons therefor to the claimant in writing within 60 days of receipt of the petition; provided, however, that the Committee may extend the response period in special circumstances for up to an additional 60 days. Written notice of the extension shall be send to the claimant prior to the commencement of the extension.

          9.6   Indemnification.  Each member of the Committee and any other
                ---------------
person who is an employee or director of a Participating Company or an Affiliated Company shall be indemnified by the Company against expenses (other than amounts paid in settlement to which the Participating Company does not consent) reasonably incurred by him in connection with any action to which he may be a party by reason of his performance of administrative functions and duties under the Plan, except in relation to matters as to which he shall be adjudged in such action to be personally guilty of negligence or willful misconduct in the performance of his duties. The foregoing right to indemnification shall be in addition to such other rights as the Committee member or other person may enjoy as a matter of law or by reason of insurance coverage of any kind. Rights granted hereunder shall be in addition to and not in lieu of any rights to indemnification to which the Committee member or other person may be entitled pursuant to the by-laws of the Participating Company.

          9.7   Reliance on Data and Consents.  The Participating Companies, the
                -----------------------------
Trustee, the Committee, all fiduciaries with respect to the Plan, and all other persons or entities associated with the operation of the Plan, the management of its assets, and the provision of benefits thereunder, may reasonably rely on the truth, accuracy and completeness of any data provided by any Participant, Spouse, or beneficiary, including, without limitation, representations as to age, health and marital status. Furthermore, the Participating Companies, the Trustee, the Committee, and all fiduciaries with respect to the Plan may reasonably rely on all consents, elections and designations filed with the Plan or those associated with the operation of the Plan and the Fund by any Participant, the Spouse of any Participant, any beneficiary of any Participant, or the representatives of such persons without duty to inquire into the genuineness of any such consent, election or designation. None of the aforementioned persons or entities associated with the operation of the Plan, its assets and the benefits provided under the Plan shall have any duty to inquire into any such data, and all may rely on such data being current to the date of reference, it being the duty of the Participants, spouses of Participants, and Beneficiaries to advise the appropriate parties of any change in such data.

                                   ARTICLE X
                                   ---------
                           AMENDMENT AND TERMINATION
                           -------------------------

          10.1    Power of Amendment and Termination.  It is the intention of
                  -----------------------------------
each Participating Company that this Plan will be permanent. Furthermore, the Company reserves the power to amend or terminate the Plan at any time by or pursuant to resolution of the Board. In addition, the Committee may adopt such amendments to the Plan as it shall deem necessary or appropriate to maintain compliance with current law or regulation, to correct errors or omissions in the Plan document or to facilitate the administration of the Plan. Any amendment adopted by the Committee shall not increase the liability of the Company or materially affect the benefits of any Participant hereunder. The Committee shall report at least annually to the Board all amendments adopted by the Committee during the Plan Year. Each amendment to the Plan will be binding on each Participating Company. Except as expressly provided elsewhere in the Plan, prior to the satisfaction of all liabilities with respect to the benefits provided under this Plan, no amendment or termination shall cause any part of the monies contributed hereunder to revert to the Participating Company or to be diverted to any purpose other than for the exclusive benefit of Participants and their beneficiaries. No amendment shall have the effect of retroactively depriving Participants of benefits already accrued under the Plan. Any amendment shall become effective as of the date designated by the Board.

          Each Participant with at least three Years of Service at the time that the Plan ceases to be a Top-Heavy Plan may elect to have his vested percentage computed under the Plan in accordance with the vesting schedule set forth in
Article XII. The period during which the election may be made shall commence on the date on which the Participant is informed that the Plan is no longer a Top-Heavy Plan and shall end 60 days thereafter.

          10.2   Disposition on Termination.  In the event of the termination or
                 ---------------------------
partial termination of the Plan, as defined in the Code, the interest of each affected Participant who would not have a nonforfeitable right to one hundred percent (100 %) of his Accrued Benefit if his employment terminated on the date of the termination or partial termination of the Plan shall become nonforfeitable to the extent then funded; however, in the event of such a termination, each participant and beneficiary shall have recourse toward satisfaction of his nonforfeitable rights to his pension only from Plan assets or from the Pension Benefit Guaranty Corporation to the extent that it guarantees benefits.

          The amount of the Fund shall be determined and, after providing for expenses incident to termination and liquidation, the remaining assets of such Fund shall be allocated for the purpose of paying benefits proportionately among each of the priority groups described below in the following order of precedence:

                (a) to provide that portion of the Accrued Benefit, if any, of each Participant, which is derived from the Participant's contributions to the Plan which were not mandatory contributions;

                (b) to provide benefits to retired Participants and beneficiaries who began receiving benefits at least three years before the Plan termination (including those benefits which would have been received for at least three years if the Participant had retired that long ago), based on Plan provisions in effect five years prior to termination during which period such benefit would be the least; provided that the lowest benefit in pay status during a three-year period shall be considered the benefit in pay status for such period;

                (c) to provide all other Accrued Benefits guaranteed by Federal law;

                (d)  to provide all other vested Accrued Benefits;

                (e)  to provide all remaining non-vested Accrued Benefits.

          If the assets available for allocation under any priority group (other than as provided in priority groups (d) and (e)) are insufficient to satisfy in full the Accrued Benefits of all Participants and beneficiaries, the assets shall be allocated pro rata among such Participants and beneficiaries on the basis of the present value of their respective benefits (as of the termination date). The foregoing payments and payments in the event assets are insufficient to pay the Accrued Benefits provided in priority groups (d) and (e) will be paid in accordance with regulations prescribed by the Pension Benefit Guaranty Corporation. The procedure for allocation of assets upon termination of the Plan will be carried out in an appropriate manner as to prevent the Plan from being deemed disqualified by the Internal Revenue Service.

          In the event all Accrued Benefits described above have been fully funded, any remaining funds will revert to the Participating Company.

          10.3  Merger, Consolidation, or Transfer.  (a)  In case of any merger
                -----------------------------------
or consolidation with, or transfer of assets or liabilities to any other plan, as provided in the Code, the benefit of any Participant or beneficiary immediately after such merger, consolidation, or transfer (if the Plan had then terminated) shall be at least equal to the benefit such Participant or beneficiary would have received immediately before such merger, consolidation, or transfer (if the Plan had then terminated).

                (b) In the event of a spinoff or termination of the Plan within five years following a merger or consolidation (or series of mergers or consolidations) in which liabilities (or a sum of liabilities, in the event of a series of mergers or consolidations) of less than 3% of the assets of the Plan, as of at least 1 day in the Plan Year in which the merger(s) or consolidation(s) occurs, are merged or consolidated with the

Plan, Plan assets shall first be allocated for the benefits of participants in the plan(s) merged or consolidated with this Plan to the extent of the present value of such benefits as of the date of such merger or consolidation. In the case of a merger or consolidation designed to occur in more than one Plan Year, the merger or consolidation shall be deemed to have occurred in the Plan Year in which the first transaction occurred.

                                  ARTICLE XI
                                  ----------
                              RESTRICTED PAYMENTS
                              -------------------
          11.1  Limitations.
                -----------

          The following provisions shall be effective with respect to distributions made on or after January 1, 1994; distributions made prior to January 1, 1994 shall be subject to the restrictions described in Treas. Reg.
(S)1.401-4(c).

                (a) In the event of Plan termination, the benefit payable to any highly compensated employee (as defined in section 414(q) of the Code) shall be limited to a benefit that is nondiscriminatory under section 401(a)(4) of the Code. If payment of benefits is restricted in accordance with this paragraph
(a), assets in excess of the amount required to provide such restricted benefits shall become a part of the assets available under Section 10.2 for allocation among Participants and their contingent annuitants and beneficiaries whose benefits are not restricted under this paragraph (a).

                (b) The restrictions of this paragraph (b) shall apply prior to termination of the Plan to any Participant who is a highly compensated employee (as defined in section 414(q) of the Code) and who is one of the 25 highest paid employees of former employees of the Participating Company and all Affiliated Companies for any Plan Year. The annual payments to or on behalf of any such Participant shall be limited to an amount equal to (1) the payments that would have been made to or on behalf of the Participant under a single life annuity that is the Actuarial

Equivalent of the sum of the Participant's Accrued Benefit and any other benefits under the Plan (other than a social security supplement) plus (2) the payments that the Participant is entitled to receive under a social security supplement.

                (c)  The restrictions in paragraph (b) shall not apply:

                      (1) if, after the payment of benefits to or on behalf of such Participant, the value of the Plan assets equals or exceeds 110% of the value of the current liabilities (within the meaning of section 412(l)(7) of the Code);

                      (2) if the value of the benefits payable to or on behalf of the Participant is less than 1% of the value of current liabilities before distribution; or

                      (3) if the value of the benefits payable to or on behalf of the Participant does not exceed $3,500.

                                  ARTICLE XII
                                  -----------
                             TOP-HEAVY PROVISIONS
                             --------------------

          12.1  General.  The following provisions shall apply automatically to
                --------
the Plan and supersede any contrary provisions for each Plan Year in which it is a Top-Heavy Plan. It is intended that this Article shall be construed in accordance with the provisions of Section 416 of the Code and regulations thereunder.

          12.2  Definitions.  The following definitions shall supplement those
                ------------
set forth in Article I of the Plan:

                (a)  "Aggregation Group" shall mean:
                     -------------------
                     (1) each plan (including a frozen plan or a plan which has been terminated during the 60-month period ending on the Determination Date) of a Participating Company or an Affiliated Company in which a Key Employee is a participant;

                     (2) each other plan (including a frozen plan or a plan which has been terminated during the 60-month period ending on the Determination
Date) of the Participating Company or an Affiliated Company which enables any plan in which a Key Employee participates to meet the requirements of Sections 401(a)(4) or 410 of the Code; and

                     (3) each other plan (including a frozen plan or a plan which has been terminated during the 60-month period ending on the Determination
Date) of the Participating Company or an Affiliated Company which is included by the

Committee if the Aggregation Group, including such a plan, would continue to meet the requirements of Sections 401(a)(4) and 410 of the Code.

                     (b)  "Determination Date" shall mean the last day of the
                          --------------------
preceding Plan Year.

                     (c)  "Key Employee" shall mean any Employee or former
                          --------------
Employee who at any time during the 60-month period ending on the Determination Date is described below. Key Employee shall also include the beneficiaries of such persons. Notwithstanding the foregoing, the number of persons described in Section (c)(2) for the entire 60-month period shall be limited to 10:

                          (1)  An officer of the Participating Company or an
Affiliated Company having annual 415 Compensation, as defined in Treas. Reg. 1.415-2(d), from the Participating Company and all Affiliated Companies greater than fifty percent (50%) of the amount in effect under Section 415(b)(1)(A) of the Code for any Plan Year during such period;

                          (2)  One of the 10 employees with annual 415
Compensation, as defined in Section 1.19, from the Company and all Affiliated Companies greater than the amount described in Section 415(c)(1)(A) of the Code who owns (or is considered as owning within the meaning of Section 318 of the Code) the largest interests in the Participating Company or any Affiliated Company, provided that such interest exceeds one-half percent (1/2%) of the total share ownership of the Participating Company or such Affiliated Company;

                          (3)  A five percent (5%) owner of the Participating
Company or an Affiliated Company; or

                          (4)  A one percent (1%) owner of the Participating
Company who has annual 415 Compensation from the Participating Company and all Affiliated Companies in the aggregate in excess of $150,000.

          The above determinations will be made in accordance with Section 416(i) of the Code. No more than 50 employees (or, if less, the greater of three employees or ten percent (10%) of the greatest number of employees, including leased employees within the meaning of Section 414(n) of the Code, of the Participating Company and all Affiliated Companies during the 60-month period ending on the Determination Date) shall be treated as officers.

                          (d)  "Key Employee Ratio" shall mean the ratio for
                               --------------------
any Plan Year, calculated as of the Determination Date of such Plan Year, determined by comparing the amount described in Subsection (d)(1) with the amount described in Subsection (d)(2) after deducting from each such amount any portion thereof described in Subsection (d)(3).

                               (1)  The sum of (A) the present value of all
accrued benefits of Key Employees under all qualified defined benefit plans included in the Aggregation Group, (B) the balance in all of the accounts of Key Employees under all qualified defined contribution plans included in the Aggregation Group, and (C) the amounts distributed from all plans in such

Aggregation Group to or on behalf of any Key Employee during the period of five Plan Years ending on the Determination Date, except benefits paid on account of death in excess of the accrued benefit or account balances immediately prior to death.

                (2) The sum of (A) the present value of all accrued benefits of all participants under all qualified defined benefit plans included in the Aggregation Group, (B) the balances in all of the accounts of all participants under all qualified defined contribution plans included in the Aggregation Group and (C) the amounts distributed from all plans in such Aggregation Group Co or on behalf of any participant during the period of five Plan Years ending on the Determination Date.

                (3) The sum of (A) all rollover contributions, or fund-to-fund transfers, to the Plan by an Employee after December 31, 1983 from a plan sponsored by an employer which is not a Participating Company or an Affiliated Company, (B) any amount that is included in Subsections (d)(1) and (2) for a person who is a Non-Key Employee as to the Plan Year of reference but who was a Key Employee as to any earlier Plan Year and (C) for Plan Years beginning after December 33, 1984, any amount that is included in Subsections (d)(1) and (2) for a person who has not performed services for the Participating Company during the five-year period ending on the Determination Date.

                (4) The present value of accrued benefits under all qualified defined benefit plans included in the

Aggregation Group shall be determined on the basis of the assumptions described in Schedule A and, effective for Plan Years beginning after December 31, 1986, under the method used for accrual purposes for all plans maintained by any Participating Company and all Affiliated Companies if a single method is used by all such plans, or otherwise, the slowest accrual method permitted under section 411(b)(1)(C) of the Code. The value of proportional subsidies, including subsidized preretirement survivor's benefits, subsidized early retirement benefits and optional forms of payment, shall be ignored in determining the present value of accrued benefits.

                     (e)  "Non-key Employee" shall mean any Employee or former
                           ------------------
Employee of the Participating Company or an Affiliated Company in any Plan Year, but who is not a Key Employee as to that Plan Year. Non-Key Employee shall also include the beneficiaries of such persons.

                     (f)  "Super Top-Heavy Plan" shall mean each plan in an
                          ----------------------
Aggregation Group if, as of the applicable Determination Date, the Key Employee Ratio in the plan exceeds ninety percent (90%) determined in accordance with
Section 416 of the Code.

                     (g)  "Top-Heavy Compensation" shall mean the average of the
                          ------------------------
Participant's annual 415 Compensation (as defined in Section 1.19) over the period of five consecutive Plan Years (or, if shorter, the longest period of consecutive Plan Years during which the Participant was in the employ of a

Participating Company) yielding the highest average, disregarding (1) compensation paid in Plan Years prior to January 1, 1984 and (2) compensation paid in Plan Years subsequent to the close of the last Plan Year in which the Plan was a Top-Heavy Plan. For purposes of this Section, annual 415 Compensation shall not exceed $200,000 ($150,000, effective January 1, 1994), or such other amount as may be applicable under Code section 401(a)(17) (the "Section 401(a)(17) Compensation Limit"). The Section 401(a)(17) Compensation Limit shall be applied for this purpose in the same manner as described in Section 1.18.

                         (h)  "Top-Heavy Plan" shall mean each plan in an
                              ----------------
Aggregation Group if, as of the applicable Determination Date, the Key Employee Ratio exceeds sixty percent (60%), determined in accordance with Section 416 of the Code.

                         (i)  "Year of Top-Heavy Service" shall mean any Plan
Year in which the Participant completes 1,000 or more Hours of Service, excluding (1) Plan Years commencing prior to January 1, 1984 and (2) Plan Years commencing after the close of the last Plan Year in which the Plan is a Top-Heavy Plan.

                12.3  Minimum Benefit for Non-key Employees.
                      --------------------------------------
                      (a) In each Plan Year in which the Plan is a Top-Heavy Plan, each Non-Key Employee (except a Non-key Employee as to the Plan Year of reference but who was a Key Employee as to any earlier Plan Year) who is a Participant and who has accrued a 1,000 or more Hours of Service during such Plan Year will receive a minimum Accrued Benefit. Such Accrued Benefit, when expressed as an annual benefit payable in the form of a single life annuity commencing at Normal Retirement Date, shall not be less than the lesser of:

                     (1) two percent (2%,) of the Participant's Top-Heavy Compensation, multiplied by the Participant's Years of Top-Heavy Service, or

                     (2) twenty percent (20%) of the Participant's Top-Heavy Compensation.

                (b) If a Non-Key Employee described in Subsection (a) participates in both a defined benefit plan and a defined contribution plan described in Section 12.2(a) (1) and (2), the Participating Company is not required to provide such Employee with both the minimum benefit and the minimum contribution. In such event, the Non-Key Employee shall receive the minimum contribution. In such event, the Non-Key Employee shall receive the minimum contribution under the defined contribution plan.

          12.4  Vesting.
                -------
                (a)  Change in Schedule.  Each Participant's vested interest
                     ------------------
in his Accrued Benefit shall be determined in accordance with the following schedule for any Plan Year in which the Plan is a Top-Heavy Plan unless the previous schedule set forth in the Plan provides more rapid vesting for such
Participant:


            Years of Service                        Vested Percent
            ----------------                        --------------
            Less than 2 Years                             0%
            After 2 Years                                 20%
            After 3 Years                                 40%
            After 4 Years                                 60%
            After 5 Years                                100%

            12.6    Social Security.  The Plan, for each Plan Year
                    ----------------
in which it is a Top-Heavy Plan, must meet the requirements of this Article without regard to any Social Security or similar contributions or benefits.

            12.7    Adjustment to Maximum Benefit Limitation.
                    -----------------------------------------
                    (a) For each Plan Year in which the Plan is (1) a Super Top-Heavy Plan or (2) a Top-Heavy Plan and the Board does not make the election to amend the Plan to provide the minimum benefit described above and for which a similar election has not been made as to another plan in the Aggregation Group, the 1.25 factor in the defined benefit and defined contribution fractions under the Maximum Benefit provisions of the Plan shall be reduced to 1.0.

                    (b) If in any Plan Year in which the Plan is a Top-Heavy Plan but not a Super Top-Heavy Plan and the Aggregation Group described in
Section 12.2(a) (1) and (2) also includes a defined contribution plan, the Board may elect to use a factor of 1.25 in computing the denominator of the defined benefit and defined contribution fractions under the Maximum Benefit provisions of the Plan. In the event of such election, the minimum benefit described in Section 12.3(a) for each Non-Key Employee shall be increased according to the following:

                       (1) "three percent (3%)" shall be substituted for "two percent (2%)" in Section 12.3(a)(1), and

                       (2) Section 12.3(a)(2) shall be deemed to read, "the Participant s Top-Heavy Compensation multiplied by the sum of (A) twenty percent (20%) plus (B) one percent (1%) for each ear of Top-Heavy Service completed by the Participant, up to a maximum of 10 such Years of Top-Heavy Service."

          12.8  Suspension of Benefits.  Notwithstanding the other provisions of
                -----------------------
the Plan, the payment of a Participant's Accrued Benefit shall not be suspended during the Participant's reemployment during any period in which the Plan is a Top-Heavy Plan.

                                 ARTICLE XIII

                              GENERAL PROVISIONS
                              ------------------

          13.1  No Employment Rights.  The action of the Company in establishing
                --------------------
the Plan, nor the action of any Participating Company in adopting the Plan, nor any provisions of the Plan, nor any action taken by it or by the Committee shall be construed as giving to any Employee of a Participating Company the right to be retained in its employ, or any right to payment except to the extent of the benefits provided in the Plan to be paid from the Fund.

          13.2  Governing Law.  Except to the extent superseded by ERISA, all
                --------------
questions pertaining to the validity, construction and operation of the Plan shall be determined in accordance with the laws of the Commonwealth of Pennsylvania.

          13.3  Severability of Provisions.  If any provision of this Plan is
                ---------------------------
determined to be void by any court of competent jurisdiction, the Plan shall continue to operate and, for the purposes of the jurisdiction of that court only, shall be deemed not to include the provisions determined to be void.

          13.4  Spendthrift Clause.
                -------------------
                (a) No benefit payable at any time under this Plan, and no interest or expectancy herein shall be anticipated, assigned, or alienated by any Participant or beneficiary, or be subject to attachment, garnishment, levy, execution or other legal or equitable process, except for (1) a Federal tax levy made pursuant to Section 6331 of the Code and (2) any benefit payable pursuant to a domestic relations order which is determined to be a Qualified Domestic Relations Order. Upon receipt of any judgment, decree or order (including approval of a property settlement agreement) relating to the provision of payment by the Plan to an Alternate Payee pursuant to a state domestic relations law, the Committee shall promptly notify the affected Participant and any Alternate Payee of the receipt of such judgment, decree or order and shall notify the affected Participant and any Alternate Payee of the Committee's procedure for determining whether or not the judgment, decree or order is a Qualified Domestic Relations Order. The Committee shall establish a procedure to determine the status of a judgment, decree or order as a Qualified Domestic Relations Order and to administer Plan distributions in accordance with Qualified Domestic Relations Orders. Such procedure shall be in writing, shall include a provision specifying the notification requirements enumerated above, shall permit an Alternate Payee to designate a representative for receipt of communications from the Committee and shall include such other provisions as the Committee shall determine, including provisions required under applicable regulations.

                     (b) Any attempt to alienate or assign a benefit hereunder, whether currently or hereafter payable, shall be void to benefit shall in any manner be liable for or subject to the debts or liability of any Participant or beneficiary. If any Participant or beneficiary shall attempt to, or shall, alienate or assign his benefits under the Plan or any part thereof, or if by reason of his bankruptcy or other event happening at any time, such benefits would devolve upon anyone else or would not be enjoyed by him, then the Committee may terminate payment of such benefit and hold or apply it to or for the benefit of the Participant or beneficiary.

          13.5  Incapacity.  If the Committee deems any Participant, contingent
                -----------
annuitant or beneficiary who is entitled to receive payments hereunder incapable of receiving or disbursing the same by reason of age, illness, infirmity, or incapacity of any kind, the Committee may direct the Trustee to apply such payment directly for the comfort, support and maintenance of such Participant or person or to pay the same to any responsible person caring for the Participant or person as determined by the Committee to be qualified to receive and disburse such payments for the Participant's or the person's benefit, and the receipt of such person shall be a complete acquittance for the payment of the benefit. Payments pursuant to this Section shall be complete discharge to the extent thereof of any and all liability of all Participating Companies, the Committee, the Trustee and the Fund.

          13.6  Withholding.  The Committee and the Trustee shall have the
                ------------
right to withhold any and all state, local, and Federal taxes which may be withheld in accordance with applicable law.

          13.7  Lost Payees.  If a Participant, Spouse or other beneficiary to
                -----------
whom a benefit is payable under the Plan cannot be located following a reasonable effort to do so by the Committee, such benefit shall be forfeited. Whether or not efforts to locate a Participant have previously been made, the Committee shall make reasonable efforts to locate the Participant (or, where applicable, his Spouse) during the one-year period preceding the Participant's Required Distribution Date. If such efforts fail to locate the Participant or Spouse, such Participant or Spouse shall be presumed dead as of the Required Distribution Date and any benefit payable to the Participant or Spouse shall be forfeited. In any case, if a claim for a forfeited benefit is subsequently filed by the Participant, Spouse or beneficiary, such benefit shall be reinstated and paid in accordance with Article IV.

          13.8  Notices.  Each Participant, Spouse, Alternate Payee and
                -------
beneficiary shall be responsible for furnishing the Committee with the current and proper address for the mailing of notices, reports and benefit payments.
Any notice required or permitted to be given shall be deemed given if directed to the person to whom addressed at such address and mailed by regular United States mail, first-class and prepaid. If any check mailed to such address is returned as undeliverable to the addressee, mailing of checks will be suspended until the Participant, Spouse, Alternate Payee or beneficiary furnishes the proper address. This provision shall not be construed as requiring the mailing of any notice or notification if the regulations issued under ERISA deem sufficient notice to be given by the posting of notice in appropriate places, or by any other publication device.

                                  APPENDIX A
                         MINIMUM DISTRIBUTION TABLE I

Excess of Age of Participant                           Applicable
over Age of Beneficiary                                Percentage
- ----------------------------                           ----------
          10 years or less ........................       100%
          11 ......................................        96%
          12 ......................................        93%
          13 ......................................        90%
          14 ......................................        87%
          15 ......................................        84%
          16 ......................................        82%
          17 ......................................        79%
          18 ......................................        77%
          19 ......................................        75%
          20 ......................................        73%
          21 ......................................        72%
          22 ......................................        70%
          23 ......................................        68%
          24 ......................................        67%
          25 ......................................        66%
          26 ......................................        64%
          27 ......................................        63%
          28 ......................................        62%
          29 ......................................        61%
          30 ......................................        60%
          31 ......................................        59%
          32 ......................................        59%
          33 ......................................        58%
          34 ......................................        57%
          35 ......................................        56%
          36 ......................................        56%
          37 ......................................        55%
          38 ......................................        55%
          39 ......................................        54%
          40 ......................................        54%
          41 ......................................        53%
          42 ......................................        53%
          43 ......................................        53%
          44 and greater ..........................        52%


                                   APPENDIX B
                         MINIMUM DISTRIBUTION TABLE II

Age of Participant in
calendar year preceding
Required Distribution Date   ......................         Maximum Years
- --------------------------                                  -------------
Remaining
- ---------
          70 ......................................        26.2
          71 ......................................        25.3
          72 ......................................        24.4
          73 ......................................        23.5
          74 ......................................        22.7
          75 ......................................        21.8
          76 ......................................        20.9
          77 ......................................        20.1
          78 ......................................        19.2
          79 ......................................        18.4
          80 ......................................        17.6
          81 ......................................        16.8
          82 ......................................        16.0
          83 ......................................        15.3
          84 ......................................        14.5
          85 ......................................        13.8
          86 ......................................        13.1
          87 ......................................        12.4
          88 ......................................        11.8
          89 ......................................        11.1
          90 ......................................        10.5
          91 ......................................         9.9
          92 ......................................         9.4
          93 ......................................         8.8
          94 ......................................         8.3
          95 ......................................         7.8
          96 ......................................         7.3
          97 ......................................         6.9
          98 ......................................         6.5
          99 ......................................         6.1
          100 .....................................         5.7
          101 .....................................         5.3
          102 .....................................         5.0
          103 .....................................         4.7
          104 .....................................         4.4
          105 .....................................         4.1
          106 .....................................         3.8
          107 .....................................         3.6
          108 .....................................         3.4
          109 .....................................         3.2
          110 .....................................         2.8
          111 .....................................         2.6
          112 .....................................         2.4
          113 .....................................         2.0
          114 .....................................         2.0
          115 and older ...........................         1.8


                                   SCHEDULE A

                             ACTUARIAL EQUIVALENCE



          The following materials provide the factors or basis which will be used for determining Actuarially Equivalent benefits, except as specified to the contrary in the Plan. Any factors not included herein will be determined by the Committee.

          I.                                                ANNUITY BASED
                                                            -------------
RETIREMENT OPTIONS
- ------------------

                                                            These factors shall
be used to convert a single life annuity to other equivalent annuity forms: six percent (6%) interest assumption and the 1984 Unisex Pension Mortality Table, set back three years for spouses or other designated beneficiaries.

          II.  SINGLE SUM OPTION
               -----------------

          The following factors will be used to convert a single life annuity to an equivalent single-sum payment:

          (a) Single-sum payments for all Participants will be calculated according to the tables of factors applicable to males issued by the Pension Benefit Guaranty Corporation (PBGC).

          (b) The single-sum payment will be the present value of the normal form of benefit payable at the Participant's Normal Retirement Date, as defined in the Plan. The value of subsidized early retirement benefits and optional forms of payment, including the qualified joint and survivor option, will be ignored in determining the amount of a single-sum payment.

          (c) The appropriate PBGC factor will be determined by using the Participant's age at the date of payment and the PBGC interest rates in effect as of the date of payment. Effective January 1, 1995, the PBGC interest rates shall be the ones in effect as of the beginning of a Plan Year; provided that a Participant's accrued benefit determined after January 1, 1995 shall be the greater of (i) his accrued benefit determined by applying the PBGC factor in effect prior to January 1, 1995, or (ii) his accrued benefit determined by applying the PBGC factor in effect on or after January 1, 1995, in accordance with Treas. Reg. (S)1.417(e)-1(d)(3)(iv).

          III.  TOP-HEAVY ASSUMPTIONS
                ---------------------

          The following assumptions will be used to determine the present value of Accrued Benefits under the top-heavy provisions

(Article XII) of the Plan: six percent (6%) interest assumption and the [1971 Group Annuity Mortality Table] for males, set back six years for females.

          IV.   MAXIMUM BENEFIT ASSUMPTIONS
                ---------------------------

          The following assumption will be used to determine equivalent Accrued Benefits commencing before age 62 or after age 65 under the maximum benefit provisions (Section 5.7) of the Plan: the 1971 Group Annuity Mortality Table for males, set back six years for spouses or other beneficiaries.

                   PENSION PLAN OF RHONE-POULENC RORER INC.
                   ----------------------------------------

                                   EXHIBIT A
                                   ---------

              Special Provisions for Certain Grandfathered Groups
              ---------------------------------------------------


The following amended sections shall apply to the groups of Participants who participated in certain prior plans as further described below.

I.    FORMER PARTICIPANTS IN THE ARMOUR PHARMACEUTICAL COMPANY SALARIED PENSION
      -------------------------------------------------------------------------
      PLAN
      ----

      The following shall apply to those individuals (shown on Attachment A) who were Participants in the Armour Pharmaceutical Company Salaried Pension Plan, and who elected not to be covered by the basic retirement formula of the Revlon, Inc. Employees' Retirement Plan.

          SECTION 5.1 - NORMAL RETIREMENT
          -----------   -----------------

          The first sentence of paragraph (a) is amended to read as follows:

          (a) A Participant who is eligible for normal retirement benefits shall receive a pension of Actuarially Equivalent value equal to either a joint and 50% contingent survivor annuity, if the Participant is married, or a single life annuity if the Participant is not married, at his Normal Retirement Date. Such pension shall be payable monthly in an annual amount determined in accordance with the provisions of subsections (b) and (c) hereof.

          Paragraph (c)(i) is amended to read as follows:

          (c)(i) the Participants' Accrued Benefit determined pursuant to the terms of the prior Armour Pharmaceutical Company Salaried Pension Plan as of December 31, 1988,

          SECTION 5.3 - EARLY RETIREMENT
          -----------   ----------------

          Paragraph (a) is amended to add a third sentence as follows:

               Or the following amount if larger than that determined according to the first portion of this subsection (a): The Accrued Benefit determined pursuant to the terms of the prior Armour

               Pharmaceutical Company Salaried Pension Plan as of December 31, 1988 reduced 3% per year for each of the first 3 years and 5% per year for each of the next 7 years by which the commencement of his benefit precedes his Normal Retirement Date.

          SECTION 1.9 - COMPENSATION
          -----------   ------------

          For Participants in this group the definition of Compensation shall include commission income - see Section 1.9 above.
          -------

II.   FORMER EMPLOYEES OF MELOY LABORATORIES, INC.
      --------------------------------------------

      The following shall apply to those individuals who were former employees of Meloy Laboratories, Inc. (shown on Attachment B).

          SECTION 5.1 - NORMAL RETIREMENT
          -----------   -----------------

          Paragraph (b) is changed such that "Years of Credited Service" is replaced by "Years of Credited Service after April 1, 1982".

          Paragraph (c) is amended to read as follows:

          (c) Alternative normal retirement benefit - In the case of a Participant who was employed on or before December 31, 1988, by Meloy Laboratories, Inc., the amount of his normal retirement benefit shall be the larger of the amount calculated in (b) above or the sum of the following:

               (i) the larger of (1) the Participant's Accrued Benefit determined pursuant to the terms of the Prior Plan as of December 31, 1988, offset by the Actuarially Equivalent value of any prior distribution received by the Participant from the Meloy Laboratories, Inc. Money Purchase Pension Plan or (2) the Participant's Accrued Benefit determined pursuant to the terms of the Prior Plan as of December 31, 1988 taking into account only Years of Credited Service after April 1, 1982.

               (ii) the Participant's Accrued Benefit determined pursuant to paragraph (b) of this section taking into account only Years of Credited Service after December 31, 1988.

III.  KREMERS - URBAN COMPANY
      -----------------------

      The following shall apply to those employees who were former Participants in the Kremers - Urban Company Employees' Profit Sharing Retirement Plan (shown on Attachment D).

          SECTION 5.1 - NORMAL RETIREMENT
          -----------   -----------------

          Participants in the former Kremers - Urban Company Employees' Profit Sharing Retirement Plan may select either of the following:

          (1) The benefit described in Section 5.1 taking into account only Years of Credited Service after December 31, 1983 and the value
                                                                 ---
               of his account under the Kremers - Urban Company Employees' Profit Sharing Retirement Plan, or

          (2) The benefit described in Section 5.1 offset by the value of the Participant's account under the Kremers - Urban Company Employees' Profit Sharing Retirement Plan on his Normal Retirement Date expressed as an Actuarially Equivalent single life annuity.

                   PENSION PLAN OF RHONE-POULENC RORER INC.
                   ----------------------------------------

                                   EXHIBIT B
                                   ---------

             Special Provisions for Certain Food Service Employees
             -----------------------------------------------------


          1.       SECTION 1.23 - For each individual listed on Attachment C,
                   ------------
the term "Normal Retirement Date" shall mean the first day of the calendar month coincident with or next following the Participant's attainment of age 65.

          2.       SECTION 2.3 - For purposes of Section 2.3(a), each employee
                   -----------
who is listed on Attachment C shall become a Participant on the first day of the first month coincident with or next following his employment commencement date.

          3.       ARTICLE III - For each individual listed on Attachment C,
                   -----------
the date of hire specified therein shall be utilized for the purpose of determining Years of Service and Years of Credited Service pursuant to Sections
3.1 and 3.2, respectively.

                   PENSION PLAN OF RHONE-POULENC RORER INC.
                   ----------------------------------------

                                 ATTACHMENT A
                                 ------------

                   PENSION PLAN OF RHONE-POULENC RORER INC.
                   ----------------------------------------

                                 ATTACHMENT B
                                 ------------

                   PENSION PLAN OF RHONE-POULENC RORER INC.
                   ----------------------------------------

                                 ATTACHMENT C
                                 ------------


1.    Irma E. Ford
      ------------

      Date of birth: 9/16/11
      Date of hire: 7/1/70
      Normal Retirement Date: 11/1/91

2.    Teresa Reimers
      --------------

      Date of birth: 5/21/30
      Date of hire: 7/1/65
      Normal Retirement Date: 2/1/92

                                     -112-